                     EXIM GUARANTEED LOAN AGREEMENT

      THIS EXIM GUARANTEED LOAN AGREEMENT, dated as of August 15, 2001 (this "Agreement"), is between HORIZON OFFSHORE CONTRACTORS, INC., a Delaware corporation ("Contractors"), HORIZON SUBSEA SERVICES, INC., a Delaware corporation ("Subsea"), HORIZON VESSELS, INC., a Delaware corporation ("Vessels"), and HORIZEN, L.L.C., a Delaware limited liability company ("LLC", and together with Contractors, Subsea and Vessels the "Borrowers"), jointly and severally, each of the financial institutions which is or may from time to time become a party hereto (collectively, "Lenders", and each a "Lender"), and SOUTHWEST BANK OF TEXAS, N.A., a national banking association, as agent (the "Agent").

                                R E C I T A L S :

      Borrowers have requested that Lenders extend credit to Borrowers in the form of a revolving line of credit guaranteed by Eximbank (hereinafter defined) in the amount of $15,000,000.00. Lenders are willing to make such extension of credit to Borrowers upon the terms and conditions hereinafter set forth.

      NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                                   ARTICLE I.

                                   Definitions

      Section 1.1. Definitions. As used in this Agreement, the following terms have the following meanings:

            "Adjusted Letter of Credit Liabilities" means, at any time, an amount equal to twenty-five percent (25%) of the Letter of Credit Liabilities at such time.

            "Advance" means a loan or loans pursuant to Article II.

            "Advance Request Form" means a certificate, in substantially the form of Exhibit "T", properly completed and signed by Borrowers requesting an Advance.

            "Affiliate" means, with respect to any Person, any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person, including, (a) any Person which beneficially owns or holds ten percent (10%) or more of any class of voting stock of such Person or ten percent (10%) or more of the equity interest in such Person, (b) any Person of which such Person beneficially owns or holds ten percent (10%) or more of any class of voting shares or in which such Person beneficially owns or holds ten percent (10%) or more of the equity interests in such Person, and (c) any officer or director of such Person.

           "Applicable Margin" means, for the Levels described below, the percentage amounts set forth below.

--------------------------------------------------------------------------------
                      Level I    Level II   Level III  Level IV     Level V
--------------------------------------------------------------------------------
LIBOR Margin            1.75%      2.25%      2.75%      3.25%       5.00%
--------------------------------------------------------------------------------
Prime Rate Margin      -0.75%     -0.25%      0.25%      0.75%       2.00%
--------------------------------------------------------------------------------

            Level I applies when the Ratio of Funded Debt to Capitalization is less than 0.30 to 1.00.

            Level II applies when the Ratio of Funded Debt to Capitalization is equal to or greater than 0.30 to 1.00 but less than 0.40 to 1.00.

            Level III applies when the Ratio of Funded Debt to Capitalization is equal to or greater than 0.40 to 1.00 but less than 0.45 to 1.00.

            Level IV applies when the Ratio of Funded Debt to Capitalization is equal to or greater than 0.45 to 1.00 but less than 0.50 to 1.00.

            Level V applies when the Ratio of Funded Debt to Capitalization is equal to or greater than 0.50 to 1.00.

      The applicable Level shall be adjusted, to the extent applicable, forty-five (45) days after the end of each fiscal quarter (or, in the case of any change reflected by the audited financial statements delivered pursuant to Section 7.1(a), ninety (90) days after the end of each fiscal year) based on the Ratio of Funded Debt to Capitalization tested for the period ending on the last day of such quarter or such fiscal year, as applicable; provided that if Borrowers fail to deliver the financial statements required by Section 7.1(a) or (b), as applicable, or the related No Default Certificate required by Section 7.1(d) by the forty-fifth (45 th ) day (or, if applicable, the 90 th day) after the end of any quarter or any fiscal year, as applicable, Level V shall apply until such financial statements are delivered.

      "Applicable Rate" means (a) during the period that an Advance is a Prime Rate Advance, the sum of the Prime Rate plus the Prime Rate Margin from time to time in effect, and (b) during the period that an Advance is a LIBOR Advance, the sum of the LIBOR Rate plus the LIBOR Margin from time to time in effect.

      "Assignment and Acceptance" means a document in substantially the form of Exhibit "W".

      "Authorized Representative" means any officer or employee of Borrowers who has been designated in writing by Borrowers to Agent to be an Authorized Representative.

      "Borrower Agreement" means thatcertain Export-Import Bank of the United States Working CapitalGuarantee ProgramBorrower Agreement executed by Borrowers in the form of Exhibit "S" attached hereto.

      "Borrowing Base" means, at any particular time, an amount equal to the sum of (a) ninety percent (90%) of Eligible Accounts-Borrowers, plus (b) the Designated Advance Percentage-Eligible Accounts-Qualified Foreign Subsidiaries, plus (c) seventy-five percent (75%) of Eligible Costs in Excess of Billings-Borrowers, plus (d) the Designated Advance Percentage-Eligible Cost in Excess of Billings-Qualified Foreign Subsidiaries; provided, however, that the sum of the amounts included in the Borrowing Base pursuant to clauses (c) and
(d) shall not exceed $10,000,000.00 at any time; and provided, further, that the sum of the amounts included in the Borrowing Base pursuant to clauses (c) and
(d) shall not exceed the lesser of (i) sixty percent (60%) of the Borrowing Base or (ii) sixty percent (60%) of the Combined Commitments (this second proviso to this definition of the term "Borrowing Base" is referred to as the "60% Limitation").

      "Borrowing Base Certificate" means a certificate in the form of Exhibit "U", fully completed and executed by Borrowers.

      "Business Day" means (a) any day on which commercial banks are not authorized or required to close in Houston,Texas, and (b) with respect to all borrowings, payments, Conversions, Continuations, Interest Periods, and notices in connection with LIBOR Advances, any day which is a Business Day described in clause (a) above and which is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

      "Buyer" shall have the meaning given to such term in the Borrower
Agreement.

      "Capital Expenditures" means all expenditures for assets which, in accordance with GAAP, are properly classified as equipment, real property, improvements, fixed assets or a similar type of capitalized asset and which would be required to be capitalized and shown on the consolidated balance sheet of Parent and its Subsidiaries.

      "Capital Lease Obligations" means, for Parent or any of its Subsidiaries, at any particular date, the obligations of Parent or such Subsidiary to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property, which obligations are required to be classified and accounted for as a capital lease on a balance sheet of Parent or such Subsidiary under GAAP.

      "Cash Equivalents" means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than one (1) year from the date of acquisition, (ii) time deposits (including Eurodollar time deposits) and certificates of deposit of any bank meeting the qualifications specified in clause (iv) below with maturities of not more than ninety (90) days from the date of acquisition, (iii) fully secured repurchase obligations with a term of not more than ninety (90) days for underlying securities of the types described in clause (i) entered into with any bank meeting the qualifications specified in clause (iv) below, (iv) commercial paper issued by the parent corporation of any bank referred to in this clause (iv) or any commercial bank of recognized standing having capital and surplus in excess of $300,000,000.00 and commercial paper rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody's, and in each case maturing within ninety (90) days after the date of acquisition, and (v) remarketed certificates of participation issued through any bank meeting the qualifications specified in clause (iv) above rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody's and maturing with ninety
      (90) days after the date of acquisition.

      "Cash Taxes" means for Parent and its Subsidiaries, on a consolidated basis, for any period, the sum of all income taxes paid in cash during such period, as determined in accordance with GAAP.

      "CIT" means CIT Group/Equipment Financing, Inc., a New York corporation, and its successors and assigns.

      "CIT Loan Agreement" means the Loan Agreement dated December 30, 1998 among Contractors, Vessels and CIT, as Agent, and the lenders named therein, as the same may be amended from time to time.

      "Claims" has the meaning set forth in Section 12.2.

      "Closing Date" means the date on which this Agreement has been executed and delivered by the parties hereto and the conditions set forth in Section 5.1 have been satisfied.

      "Collateral" has the meaning specified in Section 4.1.

      "Combined Commitments" means, as to all Lenders the obligations of Lenders to make Advances and issue Letters of Credit in an aggregate principal amount at any time outstanding up to but not exceeding $15,000,000.00.

      "Commitment" means, as to any Lender, its obligation to make Advances and issue Letters of Credit hereunder in the amounts set forth opposite the name of such Lender on the signature pages hereto under the heading "Commitments".

      "Commitment Percentage" means for each Lender the percentage derived by dividing its Commitment by the Combined Commitments at the time in question.

      "Continue", "Continuation" and "Continued" shall refer to the continuation pursuant to Section 3.7 of an Advance as an Advance of the same Type from one Interest Period to the next Interest Period.

      "Contract" means any contract or other instrument entered into by any Borrower or any Qualified Foreign Subsidiary with another Person for the performance of services by such Borrower or such Qualified Foreign Subsidiary.

      "Convert", "Conversion", and "Converted" shall refer to a conversion pursuant to Section 3.7 or 3.8 of one Type of Advance into another Type of Advance.

      "Corporate Borrower" means Contractors, Subsea and Vessels.

      "Current Assets" means all amounts which, in conformity with GAAP, would be included as current assets on a consolidated balance sheet of Parent and its Subsidiaries.

      "Costs in Excess of Billings-Borrowers" means costs in excess of billings, as shown on any Borrower's books of account, determined in accordance with GAAP and consistently with such Borrower's historical method of determining the same, which (unless otherwise specifically approved by Eximbank) (a) arise from and with respect to Contracts which (i) were entered into in the ordinary course of a Borrower's business, (ii) are between a Borrower and a Pre-approved Person or a Specifically Approved Person, or either (A) payment of such amounts is insured by a foreign risk insurance policy issued by a Person acceptable to Agent and containing terms and provisions acceptable to Agent and the proceeds of such policy have been assigned to Agent by an instrument satisfactory to Agent or (B) payment of such amounts is covered by a letter of credit in form and substance satisfactory to Agent, issued by a financial institution satisfactory to Agent, and the proceeds of such letter of credit have been assigned to Agent by an instrument satisfactory to Agent, (iii) contain usual terms and provisions which are typical to the industry, and (iv) have been received by Agent and accepted by Agent; (b) except as specifically permitted hereby, such costs in excess of billings and the transactions under which such costs in excess of billings arose comply with and satisfy all the provisions and requirements of the Borrower Agreement, provided, that transactions with any Pre-approved Person shall be deemed to be in compliance with clause (n) of the definition of "Eligible Export-Related Inventory" set forth in Section 1.01 of the Borrower Agreement; (c) the Advances to be made based upon such costs in excess of billings are guaranteed under the Exim Guaranty; (d) have arisen in the ordinary course of business from services performed by any Borrower to or for the Person by whom such amounts are owed or the sale by any Borrower of goods in which such Borrower had sole ownership where such goods have been shipped or delivered to the account debtor; (e) the goods the sale of which gave rise to such amounts were shipped or delivered to the account debtor on an absolute sale basis and not on consignment, a sale or return basis, a guaranteed sale basis, a bill and hold basis, or on the basis of any similar understanding; (f) the goods the sale of which gave rise to such amounts were not, at the time of sale thereof, subject to any Lien, except the security interest in favor of Agent created by the Loan Documents and subordinate security interests in favor of the Domestic Agent under the Domestic Loan Agreement; (g) are not subject to any provisions prohibiting assignment or requiring notice of or consent to such assignment; (h) are subject to a perfected, first priority security interest in favor of Agent and are not subject to any other Lien, except subordinate Liens in favor of the Domestic Agent under the Domestic Loan Documents; (i) are not subject to setoff, counterclaim, defense, allowance, dispute or adjustment other than normal discounts for prompt payment, and the goods of sale which gave rise to such amounts have not been returned, rejected, repossessed, lost or damaged; (j) the Person from whom such amounts arise is notinsolvent or the subject of any bankruptcy or insolvency proceeding and has not made an assignment for the benefit of creditors, suspended normal business operations, dissolved, liquidated, terminated its existence, ceased to pay its debts as they become due, or suffered a receiver or trustee to be appointed for any of its assets or affairs; (k) are not evidenced by chattel paper or any instrument of any kind;
(l) are not owed by an Affiliate of any Borrower or any Qualified Foreign Subsidiary; (m) do not arise in connection with any amount which constitutes retention under any Contract to which any Borrower is a party; (n) have not been included in the Domestic Borrowing Base; (o) do not consist of amounts arising from the sale to, or services rendered for, Parent, any Borrower, any Qualified Foreign Subsidiary or any other Subsidiary of Parent or any Borrower; and (p) do not constitute Eligible Accounts-Borrowers.

      "Costs in Excess of Billings-Qualified Foreign Subsidiaries" means costs in excess of billings, as shown on any Qualified Foreign Subsidiary's books of account, determined in accordance with GAAP and consistently with such Qualified Foreign Subsidiary's historical method of determining the same, which (except as otherwise specifically approved by Eximbank) satisfy all the conditions of the definition of Costs in Excess of Billings-Borrowers, except that such costs in excess of billings are shown on the books of Qualified Foreign Subsidiaries rather than Borrowers (and in determining Costs in Excess of Billings-Qualified Foreign Subsidiaries, "Qualified Foreign Subsidiary" shall be substituted for "Borrower" in the definition of Costs in Excess of Billings-

Borrowers). Notwithstanding the foregoing, costs in excess of billings arising from the Pemex Contracts constitute Costs in Excess of Billings-Qualified Foreign Subsidiaries if (a) such costs in excess of billings have been recorded by written note made in the Pemex vessel log, (b) such note has been signed by representatives of Contractors and Pemex, and (c) a written authorization to proceed relating to such costs in excess of billings is delivered by Pemex within sixty (60) days from the recording of such note; provided, however, that the costs in excess of billings described in clauses (a), (b) and (c) above may not exceed ten percent (10%) of the Eligible Costs in Excess of Billings-Qualified Foreign Subsidiaries which are included in the Borrowing Base with respect to the Pemex Contracts. Notwithstanding the foregoing, to the costs in excess of billings related to the Pemex Contracts may appear on the books of Contractors, but in any event, shall be included only once in the Borrowing Base.

      "Current Liabilities" means all amounts which, in conformity with GAAP, would be included as current liabilities on a consolidated balance sheet of Parent and its Subsidiaries.

      "Current Maturities of Long Term Debt" means for Parent and its Subsidiaries on a consolidated basis, the principal amount due and payable during the next succeeding twelve month period on Total Funded Debt of Parent and its Subsidiaries which has a final maturity more than twelve months from the date of calculation.

      "Current Ratio" means, at any particular date, (a) Current Assets as of such date divided by (b) Current Liabilities as of such date.

      "Debt" means for any Person (a) all indebtedness, whether or not represented by bonds, debentures, notes, securities, or other evidences of indebtedness, for the repayment of money borrowed, including all indebtedness created under this Agreement and under the Domestic Loan Agreement, (b) all indebtedness representing deferred payment of the purchase price of property or assets, (c) all Capital Lease Obligations, (d) all indebtedness under guaranties, endorsements, assumptions, or other contingent obligations, in respect of, or to purchase or otherwise acquire, indebtedness of others, (e) all indebtedness secured by a Lien existing on property owned, subject to such Lien, whether or not the indebtedness secured thereby shall have been assumed by the owner thereof, and (f) any obligation to redeem or repurchase any of such Person's capital stock or other ownership interests.

      "Default Rate" means the lesser of (a) (i) for Advances which are Prime Rate Advances, the sum of the Prime Rate in effect from day to day plus two percent (2.0%), and (ii) for Advances which are LIBOR Advances, the sum of the LIBOR Rate plus five percent (5.0%), or (b) the Maximum Rate.

      "Defaulting Lender" has the meaning specified in Section 3.1.

      "Designated Advance Percentage-Eligible Accounts-Qualified Foreign Subsidiaries" means, (a) with respectto Eligible Accounts-Qualified Foreign Subsidiaries arising from the Pemex Contract, ninety percent (90%), and (b) with respect to any other Eligible Accounts-Qualified Foreign Subsidiaries, the percentage advance rate approved by Majority Lenders and Eximbank.

      "Designated Advance Percentage-Eligible Costs in Excess of Billings-Qualified Foreign Subsidiaries" means, (a) with respect to Eligible Costs in Excess of Billings-Qualified Foreign Subsidiaries arising from the Pemex Contract, seventy-five percent (75%), and (b) with respect to any other Eligible Costs in Excess of Billings-Qualified Foreign Subsidiaries, the percentage advance rate approved by Majority Lenders and Eximbank.

      "Dollar," "Dollars" and "$" means currency of the United States of America which is at the time of payment legal tender for the payment of public and private debts in the United States of America.

      "Domestic Accounts" means accounts receivable of any Borrower or any Qualified Foreign Subsidiary which are owed by a Domestic Person.

      "Domestic Agent" means Southwest Bank of Texas, N.A., or any other Person serving as Agent (as defined in the Domestic Loan Agreement) under the Domestic Loan Agreement.

      "Domestic Borrowing Base" means the "Borrowing Base" as defined in the Domestic Loan Agreement.

      "Domestic Loan Agreement" means that certain Loan Agreement dated March 26, 2001, among Borrowers other than LLC, the Domestic Agent and the lenders referred to therein, as the same may be amended, supplemented or modified from time to time.

      "Domestic Loan Documents" means the "Loan Documents" as defined in the Domestic Loan Agreement.

      "Domestic Person" means a Person organized under the laws of the United States of America or any state thereof.

      "Drawdown Date" means the date upon which an Advance is made or a Letter of Credit is issued.

      "EBITDA" means for Parent and its Subsidiaries, on a consolidated basis, for any period, the sum of (a) Net Income before gains and losses on sales of assets (to the extent such gains and losses are included in earnings), plus (b) Taxes, plus (c) depreciation and amortization, plus (d) Interest Expense.

      "ECH" means ECH Offshore, S. de R.L. de C.V., a company created under the laws of Mexico, and its successors and assigns.

      "Eligible Accounts-Borrowers" means the aggregate of all accounts receivable of Borrowers that(unless otherwise specifically approved by Eximbank) satisfy the following conditions: (a)constitute Eligible Export-Related Accounts Receivable; (b)arise from and with respect to Contracts which (i) were entered into in the ordinary course of a Borrower's business, (ii) are between a Borrower and a Pre-approved Person or a Specifically Approved Person, or either
(A) payment of such accounts receivable is insured by a foreign risk insurance policy issued by a Person acceptable to Agent and containing terms and provisions acceptable to Agent and the proceeds of such policy have been assigned to Agent by an instrument satisfactory to Agent or (B) payment of such accounts receivable is covered by a letter of credit in form and substance satisfactory to Agent, issued by a financial institution satisfactory to Agent, and the proceeds of such letter of credit have been assigned to Agent by an instrument satisfactory to Agent, (iii) contain usual terms and provisions which are typical to the industry, and (iv) have been received by Agent and accepted by Agent; (c) such accounts receivable and the transactions under which such accounts receivable arose comply with and satisfy all the provisions and requirements of the Borrower Agreement, provided, that each Pre-approved Person shall be deemed to be in compliance with the Country Limitation Schedule for purposes of clause (h) of the definition of "Eligible Export-Related Accounts Receivable" set forth in Section 1.01 of the Borrower Agreement; (d) the Advances to be made based upon such accounts receivable are guaranteed under the Exim Guaranty; (e) are payable in Dollars at a location in the United States of America; (f) are due and payable in usual terms up to sixty (60) days; (g) have been outstanding less than sixty (60) days past the date when originally due;
(h) have arisen in the ordinary course of business from services performed by any Borrower to or for the account debtor or the sale by any Borrower of goods in which such Borrower had sole ownership where such goods have been shipped or delivered to the account debtor; (i) represent complete bona fide transactions which require no further act under any circumstances on the part of any Borrower to make such accounts receivable payable by the account debtor; (j) the goods the sale of which gave rise to such accounts receivable were shipped or delivered to the account debtor on an absolute sale basis and not on consignment, a sale or return basis, a guaranteed sale basis, a bill and hold basis, or on the basis of any similar understanding; (k) the goods the sale of which gave rise to such accounts receivable were not, at the time of sale thereof, subject to any Lien, except the security interest in favor of Agent created by the Loan Documents and subordinate security interests in favor of the Domestic Agentunder the Domestic Loan Agreement; (l) are not subject to any provisions prohibiting assignment or requiring notice of or consent to such assignment; (m) are subject to a perfected, first priority security interest in favor of Agent and are not subject to any other Lien, except subordinate Liens in favor of the Domestic Agent under the Domestic Loan Documents; (n) are not subject to setoff, counterclaim, defense, allowance, dispute or adjustment other than normal discounts for prompt payment, and the goods of sale which gave rise to such accounts receivable have not been returned, rejected, repossessed, lost or damaged; (o) the account debtor is not insolvent or the subject of any bankruptcy or insolvency proceeding and has not made an assignment for the benefit of creditors, suspended normal business operations, dissolved, liquidated, terminated its existence, ceased to pay its debts as they become due, or suffered a receiver or trustee to be appointed for any of its assets or affairs; (p) are not evidenced by chattel paper or any instrument of any kind;
(q) are not owed by an Affiliate of any Borrower; (r) do not arise in connection with any amount which constitutes retention under any Contract to which any Borrower is a party; (s) have not been included in the Domestic Borrowing Base;
(t) do not consist of accounts arising from the sale to, or services rendered for, Parent, any Borrower, any Qualified Foreign Subsidiary or any other Subsidiary of Parent or any Borrower; and (u) do not constitute Eligible Costs in Excess of Billings-Borrowers. The amount of any Eligible Accounts-Borrowers owed by an account debtor to Borrowers shall be reduced by the amount of all "contra accounts" and other obligations owed by Borrowers to such account debtor. The amount of any Eligible Accounts owed by any account debtor to Borrowers shall be reduced by the aggregate amountof all sums held by Borrowers as customer deposits from such account debtor.

      "Eligible Accounts-Qualified Foreign Subsidiaries" means the accounts receivable of Qualified Foreign Subsidiaries which (unless otherwise specifically approved by Eximbank) satisfy all the conditions for constituting, and would constitute, Eligible Accounts-Borrowers, except that such accounts receivable are owed to Qualified Foreign Subsidiaries rather than Borrowers (and in determining which accounts receivable constitute Eligible Accounts-Qualified Foreign Subsidiaries, "Qualified Foreign Subsidiary" shall be substituted for "Borrower" in the definition of Eligible Accounts-Borrowers). Notwithstanding the foregoing, the accounts receivable with respect to the Pemex Contracts may appear on the books of Contractors, but in any event, shall be included only once in the Borrowing Base.

      "Eligible Assignee" means any commercial bank, savings and loan association, savings bank, finance company, insurance company, pension fund, mutual fund, or other financialinstitution (whether a corporation,partnership,or other entity) acceptable to the Agent, and having combined capital and surplus of at least $500,000,000.00.

      "Eligible Costs in Excess of Billings-Borrowers" means (a) Costs in Excess of Billings-Borrowers minus (b) billings in excess of costs, as shown on such Borrower's books of account, determined in accordance with GAAP and consistent with such Borrower's historical method of determining the same.

      "Eligible Costs in Excess of Billings-Qualified Foreign Subsidiaries" means (a) Costs in Excess of Billings-Eligible Foreign Subsidiaries minus (b) billings in excess of costs, as shown on such Qualified Foreign Subsidiary's books of account, determined in accordance with GAAP and consistent with such Qualified Foreign Subsidiary's historical method of determining the same.

      "Eligible Export-Related Accounts Receivable" shall have the meaning given to such term in the Borrower Agreement.

      "Environmental Laws" means any and all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued,promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of Hazardous Substance or to health and safety matters.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and published interpretations thereof.

      "Event of Default" has the meaning specified in Section 10.1.

      "Eximbank" means the Export-Import Bank of the United Sates, an organization owned by the government of the United States of America, and its successors and assigns.

      "EXIM Guaranty" means that certain Working Capital Guarantee issued under Master Guarantee No. TX-MGA-99-005, dated August 11, 1999, between Agent and Eximbank, as the same may be amended, supplemented, extended or modified.

      "Exim Guaranty Fee" means a fee in the amount of one and one-half percent (1.5%) of the Combined Commitments payable at closing and at the other times required to obtain the EXIM Guaranty.

      "Field Audits" means audits, verifications and inspections of the accounts receivable of Borrowers and Qualified Foreign Subsidiaries, conducted by an independent third Person selected by Agent; provided, that the term "Field Audit" shall only apply to a Qualified Foreign Subsidiary as long as the accounts receivable or costs in excess of billings of such Qualified Foreign Subsidiary are included in the Borrowing Base.

      "Fixed Charge Coverage Ratio" means for Parent and its Subsidiaries, on a consolidated basis, at any particular date, (a) EBITDA for the period ended as of such date, less amounts used to repurchase stock of Parent, divided by (b) the sum of (i) Current Maturities of Long Term Debt as of such date, plus (ii) interest accrued and paid during the period ended as of such date, plus (iii) Cash Taxes for the period ended as of such date.

      "Foreign Accounts" means accounts receivable of any Borrower or any Qualified Foreign Subsidiary which are owed by a Foreign Person.

      "Foreign Person" means any Person organized under the laws of a jurisdiction located outside of the Untied States of America.

      "GAAP" means generally accepted accounting principles in the United States of America, consistently applied.

      "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing regulatory or administrative powers or functions of or pertaining to government.

      "Guaranty Agreement-Horizon-Cayman" means the Guaranty executed by Horizon-Cayman in favor of Agent in substantially the form of Exhibit "R", as the same may be amended, supplemented or modified.

      "Guaranty Agreement-Contractors" means the Guaranty executed by Contractors in favor of Agent in substantially the form of Exhibit "L", as the same may be amended, supplemented or modified.

      "Guaranty Agreement-ECH" means the Guaranty executed by ECH in favor of Agent in substantially the form of Exhibit "P", as the same may be amended, supplemented or modified.

      "Guaranty Agreement-ECH-Pemex" means the Guaranty Agreementexecuted by ECH in favor of Agent in substantially the form of Exhibit "Q", as the same may be amended, supplemented or modified.

      "Guaranty Agreement-LLC" means the Guaranty executed by LLC in favor of Agent in substantially the form of Exhibit "O", as the same may be amended, supplemented or modified.

      "Guaranty Agreement-Parent" means the Guaranty executed by Parent in favor of Agent in substantially the form of Exhibit "K", as the same may be amended, supplemented or modified.

      "Guaranty Agreement-Subsea" means the Guaranty executed by Subsea in favor of Agent in substantially the form of Exhibit "M", as the same may be amended, supplemented or modified.

      "Guaranty Agreement-Vessels" means the Guaranty executed by Vessels in favor of Agent in substantially the form of Exhibit "N", as the same may be amended, supplemented or modified.

      "Guaranty Agreements-Borrowers" means the Guaranty Agreement-Contractors, the Guaranty Agreement-LLC, the Guaranty Agreement-Subsea and the Guaranty Agreement-Vessels.

      "Hazardous Substance" means any substance, product, waste, pollutant, material, chemical, contaminant, constituent, or other material which is or becomes listed, regulated, or addressed under any Environmental Law, including, without limitation, asbestos, petroleum, and polychlorinated biphenyls.

      "Holding Account" means an account in the name of the Borrowers and Parent for the benefit of the Lenders held at the office of the Agent pursuant to this Agreement and the Holding Account Agreement.

      "Holding Account Agreement" means the agreement entered into between Borrowers, Parent and Agent with respect to the Holding Lockbox and the Holding Account, which agreement may consist of Agent's Treasury Management Services Agreement and the exhibits thereto, including the lockbox exhibit thereto.

      "Holding Lockbox" means the post office box designated in the Holding Account Agreement.

      "Horizon-Cayman" means Horizon Offshore Contractors, Ltd., a company created under the laws of the Cayman Islands, and its successors and assigns.

      "Intercreditor Agreement" means the Intercreditor Agreement executed by CIT, Agent, Borrowers, ECH and Parent in substantially the form of Exhibit "X", as the same may be amended, supplemented or modified.

      "Interest Expense" means, for any period, the consolidated interest expense of Parent and its Subsidiaries for such period, determined in accordance with GAAP applied consistently.

      "Interest Period" means with respect to LIBOR Advances, each period commencing on the date such Advances are made or Converted from Advances of another Type or, in the case of each subsequent, successive Interest Period applicable to a LIBOR Advance, each period commencing on the last day of the immediately preceding Interest Period with respectto such LIBOR Advance, and in each case ending on the thirtieth (30 th ), sixtieth (60 th ) or ninetieth (90 th ) day thereafter, as Borrowers may select as provided in Section 2.5 or 3.7. Notwithstanding the foregoing (a) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day; provided, however, that if any Interest Period would otherwise end on a date that is not a Business Day but is a day of the month after which no further Business Day occurs, such Interest Period shall end on the next preceding Business Day, (b) any Interest Period for any LIBOR Advance which would otherwise extend beyond the Termination Date shall end on the Termination Date,
(c) no portion of any LIBOR Advance in an amount less than $500,000.00 shall have an Interest Period which is different from the Interest Period borne by a remaining portion of such Advance which is in an amount which is at least equal to $500,000.00, provided that if a LIBOR Advance is in an original aggregate amount which is less than $500,000.00, such LIBOR Advance shall have only one Interest Period, (d) no Interest Period shall have a duration of less than thirty (30) days, and, if the Interest Period for any LIBOR Advance would otherwise be a shorter period, such Advance shall be a Prime Rate Advance, and
(e) if any Interest Period begins on a date on which there is no numerically corresponding day in the calendar month in which such Interest Period ends, such Interest Period shall end on the last Business day of such month.

      "Issuing Bank" means Southwest Bank of Texas, N.A. in its capacity of the issuer of Letters of Credit.

      "Letter of Credit" means any letter of credit issued by Issuing Bank for the account of Borrowers pursuant to Article II.

      "Letter of Credit Application" means Issuing Bank's standard form of letter of credit application and agreement, as the same may be amended, modified, renewed, extended, or supplemented.

      "Letter of Credit Liabilities" means, at any time, the aggregate face amounts of all outstanding Letters of Credit.

      "LIBOR Advances" means Advances the interest rates on which are determined on the basis of the rates referred to in the definition of "LIBOR Rate".

      "LIBOR Margin" has the meaning given to such term in the definition of the term "Applicable Margin".

      "LIBOR Rate" means, for any LIBOR Advance, for any Interest Period therefor, the rate per annum offered for Dollar deposits in an amount comparable to the principal amount of such LIBOR Advance for a period of time equal to such Interest Period as of

11:00 A.M. City of London, England time two (2) London Business Days prior to the first date of such Interest Period as shown on the display designated as "British Bankers Association Interest Settlement Rates" on the Bloomberg System ("Bloomberg"); provided, however, that if such rate is notavailable on Bloomberg then such offered rate shall be otherwise independently determined by Lender from an alternate, substantially similar independent source available to Lender and recognized in the banking industry.

      "Lien" means any lien, mortgage, security interest, tax lien, financing statement, pledge, charge, hypothecation, assignment, preference, priority, or other encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or title retention agreement), whether arising by contract, operation of law, or otherwise.

      "Loan Documents" means this Agreement and all promissory notes, security agreements, deeds of trust, assignments, letters of credit, guaranties, and other instruments, documents, and agreements executed and delivered pursuant to or in connection with this Agreement, as such instruments, documents, and agreements may be amended, modified, renewed, extended, or supplemented.

      "London Business Day" means any day other than a Saturday, Sunday or a day on which banking institutions are generally authorized or obligated by laws or executive order to close in the City of London, England.

      "Majority Lenders" means Lenders holding 66-2/3% or more of the Combined Commitments.

      "Material Adverse Effect" means a material adverse effect on (a) the business, operations, property or condition (financial or otherwise) of Parent and its Subsidiaries, taken as a whole, any Borrower and its Subsidiaries, taken as a whole, or any Qualified Foreign Subsidiary and its Subsidiaries, taken as a whole, (b) the ability of Borrowers to pay the Obligations or the ability of Parent, any Borrower or any Qualified Foreign Subsidiary to perform its respective obligations under this Agreement or any of the other Loan Documents, or (c) the validity or enforceability of this Agreement or any of the other Loan Documents, or the rights or remedies of Lender hereunder or thereunder.

      "Maximum Rate" means the maximum rate of nonusurious interest permitted from day to day by applicable law, including Chapter 303 of the Texas Finance Code (the "Code") (and as the same may be incorporated by reference in other Texas statutes). To the extent that Chapter 303 of the Code is relevant to Lender for the purposes of determining the Maximum Rate, Lender elects to determine such applicable legal rate pursuant to the "weekly ceiling," from time to time in effect, as referred to and defined in Chapter 303 of the Code; subject, however, to the limitations on such applicable ceiling referred to and defined in the Code, and further subject to any right Lender may have subsequently, under applicable law, to change the method of determining the Maximum Rate.

      "Moody's" Moody's Investors Service, Inc. and its successors and assigns.

      "Net Income" means, for any period, with respect to Parent and its Subsidiaries, the consolidated net income (or loss) of Parent and its Subsidiaries for such period, determined in accordance with GAAP applied consistently, (excluding any extraordinary items during such period.

      "No Default Certificate" means a certificate in the form of Exhibit "V" hereto, fully completed and executed by Borrowers and Parent.

      "Notes" mean the promissory notes executed by Borrowers payable to the order of each Lender, respectively, in substantially the form of Exhibit "A", properly completed, as the same may be renewed, extended or modified and all promissory notes executed in renewal, extension, modifications or substitution thereof.

      "Obligations" means all obligations, indebtedness, and liabilities of Borrowers to Agent, Issuing Bank, and Lenders, or any of them, arising pursuant to this Agreement or any of the Loan Documents, now existing or hereafter arising, including, without limitation, all of Borrowers' contingent reimbursement obligations in respect of Letters of Credit, and all interest accruing thereon and all attorneys' fees and other expenses incurred in the enforcement or collection thereof.

      "Organizational Documents" means, for any Person, (a) the articles or certificate of incorporation and bylaws of such Person if such Person is a corporation, (b) the articles or certificates of organization or association and regulations or operating agreement of such Person if such Person is a limited liability company, (c) the limited partnership agreement of such Person if such Person is a limited partnership, or (d) the documents under which such Person was created and is governed if such person is not a corporation, limited liability company or limited partnership.

      "Parent" means Horizon Offshore, Inc., a Delaware corporation, and its successors and assigns.

      "Pemex" means Pemex-Exploracion y Produccion, a decentralized public organization of the federal government of the United States of Mexico and a subsidiary of Petroleos Mexicanos.

      "Pemex Contracts" means (a) that certain Contract No. EPC-63 between Pemex and ECH, and (b) that certain Contract No. EPC-64 between Pemex and ECH.

      "Permitted Liens" shall have the meaning given to such term in Section
8.2.

      "Person" means any individual, corporation, limited liability company, business trust, association, company, partnership, joint venture, governmentalauthority, or other entity.

      "Pre-approved Person" means any of the following Persons: Cabinda Gulf Oil Company Limited (CABGOC), Chevron Nigeria Limited (CNL), EOG Resources, Inc.
(EOG), Mobil Producing Nigeria Unlimited (MPN), Occidental Petroleum Corporation, Samedan Oil Corporation, Energy Development Corporation (EDC), Seagull Cote d'Ivoire, Ocean Energy, Inc., Seagull Products Pipeline Corporation,Seagull Energy E&P, Inc., Texaco Panama, Inc., Texaco Overseas (Nigeria) Petroleum Company Unlimited (TOPCON), BP Exploration Nigeria/Amoco Nigeria Petroleum Co., BP Angola, BP Amoco, Vastar Resources, Inc., Petroleos Mexicanos (PEMEX), Pemex Exploracion y Produccion (PEP), Shell Nigeria Exploration and Production Company Limited (SNEPCO), Shell Petroleum Development Company of Nigeria Limited, Total Austral, S.A., Total Fina Elf S.A., Total/Elf Angola, Total Angola, Elf Petroleum Angola, Elf Exploration Angola, Total/Elf Cameroun, Elf Serepca, Total/Elf Gabon, Elf Gabon, and Elf Exploration, Inc.

      "Prime Rate" means that variable rate of interest per annum established by Agent from time to time as its prime rate which shall vary from time to time. Such rate is set by Agent as a general reference rate of interest, taking into account such factors as Agent may deem appropriate, it being understood that many of Agent's commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or best rate charged to any customer and that Lenders may make various commercial or other loans at rates of interest having no relationship to such rate.

      "Prime Rate Advances" means Advances that bear interest at rates based upon the Prime Rate.

      "Prime Rate Margin" has the meaning given to such term in the definition of the term "Applicable Margin".

      "Pro Rata", "Pro Rata Share or Pro Rata Part" means for each Lender (i) for all purposes when no Advance is outstanding, such Lender's Commitment Percentage, and

      (ii) otherwise, the proportion which the portion of outstanding Advances owed to such Lender bears to the aggregate outstanding Advances owed to all Lenders at the time in question.

      "Qualified Foreign Subsidiary" means ECH and any other Subsidiary of Parent or any Borrower (a) which is a Foreign Person, (b) which has been approved by Eximbank to be a Qualified Foreign Subsidiary, and (c) with respect to which Agent has received the following in form and substance satisfactory to Agent (i) the Organizational Documents, (ii) a security agreement or similar document pursuant to which such Subsidiary pledges and grants to Agent a security interest in its accounts, contract rights, documents, instruments, and deposit accounts at Agent, (iii) a guaranty agreement pursuant to which such Subsidiary guarantees the Obligations, and (iv) an opinion of counsel to the effect that such security agreement and guaranty agreement have been duly authorized and executed by such Subsidiary and are legal, valid and binding obligations of such Subsidiary and that the security interest created by such security agreement is a first priority security interest.

      "Ratio of Funded Debt to Capitalization" means, for Parent and its Subsidiaries, on a consolidated basis, at any particular date, (a) Total Funded Debt as of such date, divided by (b) Total Capitalization as of such date.

      "Ratio of Funded Debt to EBITDA" means, for Parent and its Subsidiaries on a consolidated basis, at any particular date, (a) Total Funded Debtas of such date, divided by (b) EBITDA for the period ended as of such date.

      "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented.

      "Regulatory Change" means, with respect to any Lender, any change after the date of this Agreement in United States federal, state, or foreign laws or regulations (including Regulation D) or the adoption or making after such date any interpretations, directives, or requests applying to a class of banks (including any Lender) of or under any United States federal or state, or any foreign, laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

      "Reserve Requirement" means the aggregate maximum reserve percentages (including any marginal, special, supplemental or emergency reserves, and expressed as a decimal) established by the Federal Reserve Board or any other United States banking authority to which Lender is subject for "Eurocurrency Liabilities" (as defined in Regulation D). Such reserve percentages shall include, without limitation, those imposed under Regulation D.

      "S&P" means Standard & Poor's Credit Market Services, a division of The McGraw-Hill companies, Inc. and its successors and assigns.

      "Security Agreement-Contractors" means the Security Agreement executed by Contractors in favor of Agent in substantially the form of Exhibit "C" hereto, as the same may be amended, supplemented or modified.

      "Security Agreement-ECH-Pemex" means the Agreement for the Assignment of Rights to Receive Payment executed by ECH in favor of Agent in substantially the form of Exhibit "G" hereto, as the same may be amended, supplemented or modified.

      "Security Agreement-ECH-All Assets and Deposit Accounts" means the Security Agreement executed by ECH in favor of Agent in substantially the form of Exhibit "H" hereto, as the same may be amended, supplemented or modified.

      "Security Agreement-ECH-All Assets and Deposit Account-Mexico" means the Pledge Agreement executed by ECH in favor of Agentin substantially the form of Exhibit "I" hereto, as the same may be amended, supplemented or modified.

      "Security Agreement-Equity" means the Security Agreement and Collateral Assignment executed by Contractors in favor of Agent in substantially the form of Exhibit "J" hereto, as the same may be amended, supplemented or modified.

      "Security Agreement-LLC" means the Security Agreement executed by LLC in favor of Agent in substantially the form of Exhibit "F" hereto, as the same may be amended, supplemented or modified.

      "Security Agreement-Parent" means the Security Agreement executed by Parent in favor of Agent in substantially the form of Exhibit "B", as the same may be amended, supplemented or modified.

      "Security Agreement-Subsea" means the Security Agreementexecuted by Subsea in favor of Agent in substantially the form of Exhibit "D" hereto, as the same may be amended, supplemented or modified.

      "Security Agreement-Vessels" means the Security Agreement executed by Vessels in favor of Agent in substantially the form of Exhibit "E" hereto, as the same may be amended, supplemented or modified.

      "Security Agreements-General" means the Security Agreement-Parent, the Security Agreement-Contractors, the Security Agreement-LLC, the Security Agreement-Subsea and the Security Agreement-Vessels.

      "Shareholders' Equity" shall have the meaning given to such term under GAAP.

      "Specifically Approved Person" means a Person who has been specifically approved by Eximbank.

      "Subsidiary" means each Borrower, ECH, Horizon-Cayman and each Qualified Foreign Subsidiary and any other Person of which or in which Parent, any Borrower,

ECH, Horizon-Cayman, any Qualified Foreign Subsidiary or any other Subsidiary of Parent, any Borrower, ECH, Horizon-Cayman or any Qualified Foreign Subsidiary owns or controls, directly or indirectly, more than fifty percent (50%) of (a) the combined voting power of all classes having general voting power under ordinary circumstances to elect a majority of the directors or equivalent body of such Person, if it is a corporation, (b) the capital interest or profits interest of such Person, if it is a partnership, limited liability company, joint venture or similar entity, or (c) the beneficial interest of such Person, if it is a trust, association or other unincorporated association or organization.

      "Tangible Net Worth" means, at any particular date, all amounts which, in conformity with GAAP, would be included as stockholders' equity on a consolidated balance sheet of Parentand its Subsidiaries; provided, however, there shall be excluded therefrom (a) any amount at which shares of capital stock of Parent or any Subsidiary appear as an asset on Parent's or such Subsidiary's balance sheet, (b) goodwill, including any amounts, however designated, that represent the excess of the purchase price paid for assets or stock over the value assigned thereto, (c) patents, trademarks, trade names, and copyrights, (d) deferred expenses, (e) loans and advances to any stockholder, director, officer, or employee of Parent or any Subsidiary or any Affiliate, and
(f) all other assets which are properly classified as intangible assets.

      "Taxes" means any present or future taxes, levies, imposts, duties or other charges of whatsoever nature imposed by any Governmental Authority or taxing authority thereof.

      "Termination Date" means 11:00 a.m., Houston, Texas time on April 2, 2003, or such earlier date on which the Commitment terminates as provided in this Agreement.

      "Total Capitalization" means the sum of (a) Total Funded Debt, plus (b) Shareholder's Equity.

      "Total Funded Debt" means, for Parent and its Subsidiaries, on a consolidated basis, the sum of (a) all indebtedness for borrowed money, whether or not evidenced by notes, bonds, debentures, notes or similar instruments, including the Notes and all other indebtedness and liabilities of Parent or any Subsidiary under the Domestic Loan Agreement, (b) all Capital Lease Obligations,
(c) all obligations to pay the deferred purchase price of property or services (but excluding trade accounts payable or trade notes in the ordinary course of business that are not past due by more than 90 days), (d) all indebtedness secured by a Lien on the property of Parent or any of its Subsidiaries, and (f) the Letter of Credit Liabilities.

            "Type" means the type of Advance (i.e. Prime Rate Advance or LIBOR Advance).

            "Unmatured Event of Default" means the occurrence of an event or the existence of a condition which, with the giving of notice or the passage of time would constitute an Event of Default.

            "Working Capital" means, at any particular date, (a) Current Assets as of such date, minus (b) Current Liabilities as of such date.

      Section 1.2. Other DefinitionalProvisions. All definitions contained in this Agreement are equally applicable to the singular and pluralforms of the terms defined. The words "hereof", "herein", and "hereunder" and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all Article and Section references pertain to this Agreement. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. Terms used herein that are defined in the Uniform Commercial Code as adopted by the State of Texas, unless otherwise defined herein, shall have the meanings specified in the Uniform Commercial Code as adopted by the State of Texas.

                                   ARTICLE II.

                         Advances and Letters of Credit

      Section 2.1. Advances. (a) Subject to the terms and conditions of this Agreement and subjectto the terms and conditions of the EXIM Guaranty, each Lender agrees severally to make one or more Advances to Borrowers from time to time from the date hereof to and including the Termination Date in an aggregate principal amount at any time outstanding up to but not exceeding such Lender's Commitment; provided that the aggregate amount of all Advances at any time outstanding shall not exceed the lesser of (a) the Combined Commitments minus the outstanding Letter of Credit Liabilities or (b) the Borrowing Base minus the outstanding Adjusted Letter of Credit Liabilities. Lenders shall have no obligation to make any Advance (other than an Advance to reimburse Issuing Bank for any draw on a Letter of Credit issued pursuant to the terms hereof) if an Event of Default or an Unmatured Event of Default has occurred and is continuing unless waived by Majority Lenders. The obligations of the Lenders under the Commitments are several and notjoint. The failure of any Lender to make an Advance required to be made by it shall not relieve any other Lender of its obligation to make its Advance, and no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender. No Lender shall ever be required to lend hereunder in excess of its legal lending limit. Subject to the foregoing limitations, and the other terms and provisions of this Agreement, Borrowers may borrow, repay, and reborrowhereunder. Each Advance and the underlying transaction related to such Advance shall satisfy all the provisions and requirements of the Borrower Agreement. Agent and Lenders may refuse to make any Advances if the EXIM Guaranty is not in full force and effect in any manner with respect to any transaction related to an Advance. No Advance shall be made after the Availability Date (as defined in the EXIM Guaranty).

      (b) Notwithstanding any provision of this Agreement to the contrary, Borrowers are not required to comply with the "60% Limitation"contained in the definition of the term "Borrowing Base" (i) for a period of one hundred twenty
(120) days following the Closing Date if such failure to comply with the 60% Limitation exists as a result of costs in excess of billings arising from the Pemex Contracts or Borrower's contractwith Energy Development Corporation, and
(ii) for any period commencing on the funding of the first Advance made in connection with mobilization activities under any new Contract for which the accounts receivable and costs in excess of billing with respect thereto have not previously been included in the Borrowing Base and ending on the next to last day of the third month following the month in which any such Advance was funded.

      Section 2.2. The Notes. The obligation of Borrowers to repay the Advances shall be evidenced by a Note executed by Borrowers, payable to the order of each Lender, respectively, in the principal amount of such Lender's Commitment. From time to time a new Note may be issued to another Lender hereunder as such Person becomes a party to this Agreement. From time to time the Agent may require a Note to be exchanged for a newly issued Note to accurately reflect the amount of each Lender's Commitment hereunder. Upon the request of Agent, Borrowers shall execute and deliver to Agent such new Notes as requested by Agent.

      Section 2.3. Repayment of Advances. Borrowers shall repay the unpaid principal amount of all Advances on the earlier of (a) the Termination Date or
(b) such other dates on which the Advances are or may be required to be paid pursuant to this Agreement.

      Section 2.4. Interest. The unpaid principal amount of the Advances shall bear interest prior to maturity at a varying rate per annum equal from day to day to the lesser of (a) the Maximum Rate or (b) the Applicable Rate, and each change in the rate of interest charged on the Advances shall become effective, without notice to Borrowers, on the effective date of each change in the Applicable Rate or the Maximum Rate, as the case may be; provided, however, if at any time the rate of interest specified in clause (b) preceding shall exceed the Maximum Rate, thereby causing the interest on the Advances to be limited to the Maximum Rate, then any subsequent reduction in the Applicable Rate shall not reduce the rate of interest on the Advances below the Maximum Rate until the aggregate amount of interest accrued on the Advances equals the aggregate amountof interest which would have accrued on the Advances if the interest rate specified in clause (b) preceding had at all times been in effect. Accrued and unpaid interest on the Advances shall be payable as follows:

            (i) in the case of each Advance which is a Prime Rate Advance, on the first day of each month commencing October 1, 2001;

            (ii) in the case of each Advance which is a LIBOR Advance, on the last day of each Interest Period therefor (but in the event that the Agent should consent to a period of interest which is greater than ninety
      (90)days, interest shall be payable not less than once during each ninety
      (90) day period);

            (iii) upon the paymentor prepayment(mandatory or optional) of any Advance or the Conversion of any Advance (but only on the principal amount so paid, prepaid, or Converted); and

            (iv) for all Advances, on the Termination Date.

Notwithstanding the foregoing, if any Event of Default has occurred and is continuing, the outstanding principal of the Advances and all past due interest thereon shall bear interest at the Default Rate. Interest payable at the Default Rate shall be payable from time to time on demand.

      Section 2.5. Requests for Advances. Borrowers shall give Agent notice of each requested Advance by delivery to Agent of an Advance Request Form executed by an Authorized Representative at least one (1) Business Day before the requested date of each Advance which is to be a Prime Rate Advance and at least three (3) Business Days before the requested date of each Advance which is to be a LIBOR Advance, specifying (a) the requested date of such Advance (which shall be a Business Day), (b) the amount of such Advance, (c) the Type of Advance, and
(d) in the case of an Advance which is to be a LIBOR Advance, the duration of the Interest Period for such Advance. Each Advance Request Form shall be accompanied by the items required by Section 5.2. Advance Request Forms may be delivered by fax. The Agent shall promptly notify each Lender of the contents of each such notice. No later than 11:00 a.m. Houston, Texas time on the date specified for each Advance hereunder, each Lender shall make available to Agent at its office specified herein in immediately available funds, its Pro Rata Share of each Advance. After Agent's receipt of such funds and subject to the other terms and conditions of this Agreement, Agent shall make each Advance available to the Borrowers by depositing the same, in immediately available funds, in an account of the Borrowers maintained by the Borrowers at Agent's office specified herein. Advance Request Forms submitted shall be irrevocable and shall be effective for the requested Advances (a) in the case of Prime Rate Advances on the following Business Day if received by Agent by 11:00 a.m. Houston, Texas time on a Business Day, and otherwise on the next following Business Day, and

      (b) in the case of LIBOR Advances on the third following Business Day if received by Agent by 11:00 a.m. Houston, Texas time on a Business Day, and otherwise on the fourth following Business Day. The proceeds of the Advances shall be deposited by Agent to the operating account of Contractors at Agent.

      Section 2.6. Use of Proceeds. The proceeds of Advances shall be used for export working capital purposes.

      Section 2.7. Mandatory Prepayment. Except as provided in Section 2.1(b), if at any time the outstanding principal amount of the Advances plus the Adjusted Letter of Credit Liabilities exceeds the Borrowing Base, Borrowers shall immediately prepay the outstanding Advances by the amount of the excess plus accrued and unpaid interest on the amount so prepaid or, if no (or insufficient) Advances are outstanding, Borrowers shall immediately pledge to Agent cash or cash equivalent investments in an amount equal to the excess as security for the Letter of Credit Liabilities.

      Section 2.8. Exim Guaranty Fee. On the Closing Date and on April 3, 2002, Borrower shall pay the applicable Exim Guaranty Fee.

      Section 2.9. Facility Fee. Borrowers agree to pay to Agent for the Pro Rata benefit of the Lenders a facility fee in the amount of one half of one percent (0.50%) of the Combined Commitments. Such fee shall be payable on the Closing Date and on April 3, 2002.

      Section 2.10. Letters of Credit. Subject to the terms and conditions of this Agreement, Issuing Bank agrees to issue one or more Letters of Credit for the accountof Borrowers from time to time from the date hereof to and including the Termination Date; provided, however, that (a) the outstanding Advances shall not at any time exceed the lesser of (i) the Combined Commitments minus the Letter of Credit Liabilities or (b) the Borrowing Base minus the Adjusted Letter of Credit Liabilities (except as provided in Section 2.1(b)). Each Letter of Credit shall (a) have an expiration date which is at least ten (10) days prior to the Termination Date and the Availability Date (as defined in the EXIM Guaranty), (b) be payable in Dollars, (c) support a transaction that is entered into in the ordinary course of any Borrower's business, and (d) otherwise be satisfactory in form and substance to Issuing Bank. No Letter of Credit shall require any payment by Issuing Bank to the beneficiary thereunder pursuant to a drawing prior to the third Business Day following presentment of a draft and any related documents to Issuing Bank. Issuing Bank shall have no obligation to issue any Letter of Credit if an Event of Default or an Unmatured Event of Default has occurred and is continuing. Each Letter of Credit shall be issued in connection with a transaction that satisfies all the provisions and requirements of the Borrower Agreement and the EXIM Guaranty. Issuing Bank shall not issue any Letter of Credit if the related transactiton is not in full compliance with, or would violate the Borrower Agreement or the EXIM Guaranty. Issuing Bank may refuse to issue any Letter of Credit if the EXIM Guaranty is not in full force and effect.

      Section 2.11. Procedure for Issuing Letters of Credit. Each Letter of Credit shall be issued upon receipt by Issuing Bank of written notice from an Authorized Representative requesting the issuance of such Letter of Credit, which notice shall be received by Issuing Bank at least five (5) Business Days prior to the requested date of issuance of such Letter of Credit. Such notice shall be accompanied by a Letter of Credit Application and such other documents and instruments as Issuing Bank may require, including the documents required by
Section 5.2. Such notice and application (both front and back sides) may be sent by fax, provided that Borrowers hold Issuing Bank harmless with respect to actions taken by Issuing Bank based upon notices and applications sent by fax. Each request for a Letter of Credit shall constitute a representation by Borrowers to Issuing Bank, Agent and the other Lenders as to each of the matters set forth in the Borrowing Base Certificate, including representations that (a) after the issuance of such Letter of Credit, the outstanding Advances will not exceed the lesser of (i) the Borrowing Base minus the Adjusted Letter of Credit Liabilities (except as provided in Section 2.1(b)), or (ii) the Combined Commitments minus the Letter of Credit Liabilities, and (b) no Event of Default or Unmatured Event of Default exists.

      Section 2.12. Participation by Lenders. By the issuance of any Letter of Credit and without any further action on the part of Issuing Bank or any Lender in respect thereof, Issuing Bank hereby grants to each Lender, and each Lender hereby agrees to acquire from Issuing Bank, a participation in each such Letter of Credit and the related Letter of Credit Liabilities, effective upon the issuance thereof without recourse or warranty, equal to such Lender's Pro Rata Part of such Letter of Credit and Letter of Credit Liabilities. Issuing Bank shall provide a copy of each Letter of Credit to each other Lender promptly after issuance. This agreement to grantand acquire participations is an agreement between Issuing Bank and Lenders, and neither any Borrower nor any beneficiary of a Letter of Credit shall be entitled to rely thereon. Each Borrower agrees that each Lender purchasing a participation from the Issuing Bank pursuant to this Section 2.12 may exercise all of its rights to payment against the Borrowers including the rightof setoff, with respect to such participation as fully as if such Lender were the directcreditor of Borrower in the amount of such participations.

      Section 2.13. Payments Constitute Advances. Each payment by Issuing Bank pursuant to a drawing under a Letter of Credit shall constitute and be deemed an Advance by Issuing Bank to Borrowers under the Notes and this Agreement as of the day and time such payment is made by Issuing Bank and in the amount of such payment. Each Lender shall make available to Issuing Bank in immediately available funds its Pro Rata share of each such Advance in the manner provided in Section 2.5 hereof upon notice given by the Issuing Bank in the manner provided in Section 2.5 for notices given by Agent.

      Section 2.14. Letter of Credit Fees. Borrowers shall pay to Issuing Bank a letter of credit fee payable on the date each Letter of Credit is issued in an amount equal to the greater of (a) one percent (1.0%) per annum of the stated amount of such Letter of Credit for the period during which such Letter of Credit will remain outstanding, based on a 360 day year and the actual number of days elapsed, or (b) $350.00. In addition, Borrowers shall pay to Issuing Bank
(a) at the time of issuance of any Letter of Credit, all out-of-pocket costs incurred by Issuing Bank in connection with the issuance of such Letter of Credit (b) upon the payment of any Letter of Credit, all applicable payment fees, and (c) upon the amendment (including the extension) of any Letter of Credit, all applicable amendment fees.

      Section 2.15. Obligations Absolute. The obligations of Borrowers under this Agreement and the other Loan Documents, including without limitation the obligation of Borrowers to reimburse Issuing Bank and Lenders, as applicable, for payment of drawings under any Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and the other Loan Documents under all circumstances, including (a) any lack of validity or enforceability of any Letter of Credit or any other Loan Document, (b) the existence of any claim, set-off, counterclaim, defense or other rights which any Borrower, Parent, any Qualified Foreign Subsidiary or any other Person may have at any time against any beneficiary of any Letter of Credit, Issuing Bank, Agent, any Lender, or any other Person, whether in connection with this Agreement or any other Loan Document or any unrelated transaction, (c) if any statement, draft or other document presented under any Letter of Credit proves to be forged, fraudulent, invalid or insufficient in any respect or any statement therein is untrue or inaccurate in any respect whatsoever, (d) payment by Issuing Bank under any Letter of Credit against presentation of a draft or other document which does not comply with the terms of such Letter of Credit in a manner which is not material, (e) any amendment or waiver of, or any consent to departure from, any Loan Document or (f) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

      Section 2.16. Limitation of Liability. Borrowers assume all risks of the acts or omissions of any beneficiary of any Letter of Credit with respect to its use of such Letter of Credit. None of Issuing Bank, Agent, any Lender or any of their officers, employees or directors shall have any responsibility or liability to any Borrower or any other Person for (a) the failure of any draft to bear any reference or adequate reference to any Letter of Credit, or the failure of any documents to accompany any draft at negotiation, or the failure of any Person to surrender or to take up any Letter of Credit or to send documents apart from drafts as required by the terms of any Letter of Credit, or the failure of any Person to note the amount of any instrument on any Letter of Credit, each of which requirements, if contained in any Letter of Credit itself, it is agreed may be waived by Issuing Bank, (b) errors, omissions, interruptions or delays in transmission or delivery of any messages, (c) the validity, sufficiency or genuineness of any draft or other document, or any endorsement thereon, even if any such draft, document or endorsement should in fact prove to be in any and all respects invalid, insufficient, fraudulentor forged or any statement therein is untrue or inaccurate in any respect, (d) payment by Issuing Bank to the beneficiary of any Letter of Credit against presentation of any draft or other document that does not comply with the terms of the Letter of Credit in a respect which is not material or (e) any other circumstance whatsoever in making or failing to make any payment under a Letter of Credit. Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary. Notwithstanding the foregoing, Issuing Bank shall be liable to Borrowers to the extent of any direct, but not consequential, damages suffered by Borrowers which Borrowers prove in a final nonappealable judgment were caused by (i) Issuing Bank's willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit complied with the terms thereof or (ii) Issuing Bank's willful failure to pay under any Letter of Credit after presentation to it of documents strictly complying with the terms and conditions of such Letter of Credit.

      Section 2.17. Provisions Regarding Electronic Issuance of Letters of Credit. Issuing Bank may adopt procedures pursuant to which Borrowers may request the issuance of Letters of Credit by electronic means and Issuing Bank may issue Letters of Credit based on such electronic requests. Such procedures may include the entering by Borrowers into the Letter of Credit Applications electronically. All the procedures, actions and documents referred to in the two preceding sentences are referred to as "Electronic Applications". Each Borrower holds Issuing Bank, Agent and each Lender harmless with respect to actions taken by Issuing Bank based upon Electronic Applications. Each Borrower further agrees to be bound by all the terms and provisions contained in the Letter of Credit Applications, including, without limitation, the terms and provisions of the Letter of Credit Applications contained on the reverse side of the paper copies thereof, including the release and indemnification provisions contained therein.

                                  ARTICLE III.

                  Payments; Additional Matters with Respect to
                    LIBOR Loans; Yield Protection Provisions

      Section 3.1. Method of Payment. All payments of principal, interest, and other amounts to be made by Borrowers under this Agreement, the Notes or any other Loan Documents shall be made to Agent at its designated office specified herein for the account of each Lender's office specified herein in immediately available funds, without setoff, deduction, or counterclaim in immediately available funds, not later than 11:00 a.m. Houston, Texas time on the date that such payment shall become due (and each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business
Day). Each payment received by Agent under this Agreement or any other Loan Document for the account of a Lender shall be paid promptly to such Lender, in immediately available funds, at such Lender's office designated herein; provided, however, in the event any Lender shall have failed to make an Advance as contemplated by Section 2.5 hereof (a "Defaulting Lender") and Agent or another Lender or Lenders shall have made such Advance, payment received by Agent for the account of such Defaulting Lender shall not be distributed to such Defaulting Lender or Lenders until such Advance or Advances shall have been repaid in full to Agent or Lender or Lenders who funded such Advance or Advances. Whenever any payment under this Agreement, the Note or any other Loan Document shall be stated to be due on a day that is not a Business Day, such payment may be made on the next Business Day, and interest shall continue to accrue during such extension.

      Section 3.2. Sharing of Payments, etc./Non-Receipt of Funds by Agent.

            (a) If any Lender shall obtain any payment (whether voluntary, involuntary, or otherwise) on account of Advances (including, without limitation, any set-off), which is in excess of its Pro Rata Share of payments on the Advances obtained by all Lenders, such Lender shall either
      (i) remit such excess to the other Lenders in amounts such that all Lenders receive their Pro-Rata shares of such payments or (ii) purchase from the other Lenders such participation as shall be necessary to cause such purchasing Lender to share the excess payment Pro Rata with each of them; provided that, if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of recovery. Borrowers agree that any Lender so purchasing a participation from another Lender pursuant to this section may, to the fullest extent permitted by law, exercise all of its rights of payment (including the right of offset) with respect to such participation as fully as if such Lender were the direct creditor of Borrowers in the amount of such participation.

            (b) Unless Agent shall have been notified by a Lender or Borrowers (the "Payor") prior to the date on which such Lender is to make payment to Agent of the proceeds of an Advance to be made by it hereunder or Borrowers are to make a payment to Agent for the account of one or more of the Lenders, as the case may be (a "Required Payment"), which notice shall be effective upon receipt, that the Payor does notintend to make the Required Payment to Agent, Agent may assume thatthe Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to Agent, the recipient of such payment shall, on demand, pay to Agent the amount made available to it together with interest thereon in respect of the period commencing on the date such amount was made available by Agent until the date Agent recovers such amount at the rate applicable to such portion of the applicable Advance.

      Section 3.3. Voluntary Prepayment. Borrowers may prepay the Notes in whole at any time or from time to time in part without premium or penalty other than the amounts described in Section 3.9 (but with accrued interest to the date of prepayment on the amount so prepaid).

      Section 3.4. Computation of Interest. Interest on the indebtedness evidenced by the Notes shall be computed on the basis of a year of (a) 360 days and the actual number of days elapsed (including the first day but excluding the last day) for all LIBOR Advances unless such calculation would result in a usurious rate, in which case interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be, and (b) 365 days for all Prime Rate Advances.

      Section 3.5. Capital Adequacy. If after the date hereof, any Lender shall have determined that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender (or its parent) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's (or its parent's) capital as a consequence of its obligations hereunder or the transactions contemplated hereby to a level below that which such Lender (or its parent) could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within ten (10) Business Days after demand by such Lender, Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender (or its parent) for such reduction. A certificate of such Lender claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive, provided that the determination thereof is made on a reasonable basis. In determining such amount or amounts, such Lender may use any reasonable averaging and attribution methods.

      Section 3.6. Additional Costs in Respect of Letters of Credit. If as a result of any Regulatory Change there shall be imposed, modified, or deemed applicable any tax, reserve, special deposit, or similar requirement against or with respect to or measured by reference to Letters of Credit issued or to be issued hereunder or Issuing Bank's commitment to issue Letters of Credit hereunder, and the result shall be to increase the cost to Issuing Bank of issuing or maintaining any Letter of Credit or its commitment to issue Letters of Credit hereunder or reduce any amount receivable by Issuing Bank hereunder in respect of any Letter of Credit (which increase in cost, or reduction in amount receivable, shall be the result of Issuing Bank's reasonable allocation of the aggregate of such increases or reductions resulting from such event), then, upon demand by Issuing Bank, Borrowers agree to pay to Issuing Bank from time to time as specified by Issuing Bank, such additional amounts as shall be sufficient to compensate Issuing Bank for such increased costs or reductions in amount. A statement as to such increased costs or reductions in amount incurred by Issuing Bank, submitted by Issuing Bank to Borrowers, shall be conclusive as to the amount thereof, provided that the determination thereof is made on a reasonable basis.

      Section 3.7. Conversions and Continuations. Borrowers shall have the right from time to time to Convert any Advance from one Type of Advance into another Type of Advance or to Continue any LIBOR Advance as a LIBOR Advance by giving Lenders written notice at least one (1) Business Day before Conversion into a Prime Rate Advance and at least three (3) Business Days before Conversion into or Continuation of a LIBOR Advance, specifying (a) the Conversion or Continuation date, (b) in the case of Conversions, the Type of Advance to be Converted into, and (c) in the case of a Continuation of or Conversion into a LIBOR Advance the duration of the Interest Period applicable thereto; provided that (y) LIBOR Advances may only be Converted on the last day of the Interest Period therefor, and (z) except for Conversions to Prime Rate Advances, Lenders shall have no obligation to make any Conversions while an

Event of Default or an Unmatured Event of Default has occurred and is continuing. All notices under this Section shall be irrevocable and shall be given not later than 11:00 A.M. Houston, Texas time on the day which is not less than the number of Business Days specified above for such notice. If Borrowers shall fail to give Lenders the notice specified above for Continuation or Conversion of any LIBOR Advance prior to the end of the Interest Period with respectthereto, such LIBOR Advance shall automatically be Converted into a Prime Rate Advance on the last day of such Interest Period.

      Section 3.8. Illegality, Impossibility, Regulatory Change and Compensation. In the event that (a) it becomes unlawful for any Lender to honor its obligation to make LIBOR Advances hereunder or to maintain LIBOR Advances hereunder, (b)any Lender determines that (i) quotations of interest rates for the relevant deposits referred to in the definition of "LIBOR Rate"are notbeing provided in the relative amounts or for the relative maturities for determining the interest rates borne by the LIBOR Advances as provided in this Agreement or
(ii) such quotations do not accurately reflect any Lender's costs in connection therewith, or (c) a Regulatory Change (including the imposition of a Reserve Requirement) occurs which changes any Lender's basis of taxation with respect to LIBOR Advances or imposes reserve, capital or other requirements with respect thereto, then (x) such Lender shall notify Borrowers of any such event, (y) Borrowers shall promptly pay to such Lender such amounts as such Lender may determine (which determination shall be conclusive provided such determination is made on a reasonable basis) to be necessary to compensate such Lender for any increased costs incurred by such Lender or decreases in amounts receivable by such Lender which such Lender determines are attributable to any event described in clauses (a), (b) or (c) above, and (z) the obligation of each Lender to make or Continue LIBOR Advances or to Convert Prime Rate Advances to LIBOR Advances shall terminate, and (i) all future Advances shall be Prime Rate Advances and
(ii) all outstanding Advances which are LIBOR Advances shall be Converted to Prime Rate Advances on the last day of the current Interest Period therefor.

      Section 3.9. Compensation for Prepayment or Failure to Borrow. Borrowers shall pay to Lenders, promptly upon the request of such Lender, such amount or amounts as shall be sufficient to compensate such Lender for any actual and reasonable loss, cost or expense (including any reasonable losses and expenses arising from the liquidation or reemployment of deposits acquired to fund or maintain any principal amount prepaid) incurred by such Lender as a result of
(a) any payment, prepayment or Conversion of any LIBOR Advance on a day other than the last day of an Interest Period therefor or (b) the failure by Borrowers to borrow, Convert or prepay a LIBOR Advance on any date required hereby. Such reimbursement shall be calculated as though such Lender funded the principal amount paid, prepaid, Converted or not borrowed through the purchase of Dollar deposits in the London, England interbank market having a maturity corresponding to last day of the Interest Period for the amount paid, prepaid, Converted or to be borrowed and bearing an interest rate equal to the LIBOR Rate for such principal amount for such Interest Period, whether in fact that is the case or not. Such Lender's determination of the amount of such reimbursement shall be conclusive in the absence of manifest error, provided that the determination thereof is made on a reasonable basis.

      Section 3.10. Jointand SeveralObligations. The obligations of Contractors, LLC, Subsea and Vessels as Borrowers under this Agreement are joint and several in all respects.

      Section 3.11. Subrogation and Contribution. (a) If any Borrower makes a payment in respect of the Obligations, it shall be subrogated to the rights of Lenders (or any other payee) against the other Borrowers, as appropriate, with respect to such payment and shall have the rights of contribution set forth below against the other Borrowers; provided that such Borrower shall not enforce its rights to any payment by way of subrogation or by exercising its rights of contribution until all the Obligations shall have been paid in full. If any Borrower makes a payment in respect of the Obligations so that the amount of its then current Net Payments is less than the amount of its then current Contribution Obligation, any Borrower making such proportionately smaller payment shall, when permitted by the preceding sentence, pay to the other Borrowers an amount such that the Net Payments made by the Borrowers in respect of the Obligations shall be shared among the Borrowers pro rata in proportion to their respective Contribution Percentage. If any Borrower receives any payment by way of subrogation or contribution so that the amount of its then current Net Payments is greater than the amount of its then current Contribution Obligation, the Borrower receiving such proportionately greater payment shall, when permitted by the second preceding sentence, pay to the other Borrowers an amount such that the Net Payments received by the Borrowers shall be shared among the Borrowers pro rata in proportion to their respective Contribution Percentage. If any Borrower makes a payment in respect of the Obligations so that the amount of its then current Net Payments is greater than the amount of its then current Contribution Obligation, any Borrower making such proportionately larger payment shall, when permitted by the third preceding sentence, receive from the other Borrowers an amount such that the Net Payments made by the Borrowers in respect of the Obligations shall be shared amount the Borrowers pro rata in proportion to their respective Contribution Percentage, unless otherwise agreed to by the Borrowers.

      (b) As used in this Section, the term "Contribution Obligation"shall mean an amount equal, at any time and from time to time and for each respective Borrower, to the product of (i) such Borrower's Contribution Percentage, times
(ii) the sum of all payments made previous to or at the time of calculation by all Borrowers in respect of the Obligations (less the amount of any such payments previously returned to any Borrower by operation of law or otherwise, but not including payments received by any Borrower by way of its rights of subrogation and contribution hereunder). Notwithstanding anything to the contrary contained in this Section or in this Agreement, no liability or obligation of any Borrower that shall accrue pursuant to this Agreement shall be paid nor shall it be deemed owed pursuant to this Agreement until all of the Obligations shall be paid in full.

      (c) As used in this Section, the term "Net Payments" shall mean an amount equal, at any time and from time to time and for each respective Borrower, to the difference of (i) the sum of all payments made previous to or at the time of calculation by such Borrower in respect of the Obligations and in respect of its obligations contained in this Agreement, less (ii) the sum of all such payments previously returned to such Borrower by operation of law or otherwise and including payments received by such Borrower by way of its rights of subrogation and contribution hereunder.

      (d) As used in this Section, the term "Contribution Percentage" shall mean, for any applicable date as of which such percentage is being determined an amount equal to the quotient of (i) the Net Worth of such Borrower as of such date, divided by (ii) the sum of the Net Worth of all the Borrowers as of such date.

      (e) As used in this Section, the term "Net Worth" shall mean for any Borrower, calculated on and as of any applicable date on which such amount is being determined, the difference between (i) the sum of all such Borrower's property (other than its equity interest in another Borrower, at a fair valuation as of such date, minus (ii) the sum of all such Borrower's debts, at a fair valuation as of such date excluding the Obligations.

                                   ARTICLE IV.

                                   Collateral

      Section 4.1. Collateral. (a) To secure full and complete payment and performance of the Obligations, Borrowers shall execute and deliver or cause to be executed and delivered the documents described below covering the property and collateral described therein and in this Section 4.1 (which, together with any other property and collateral which may now or hereafter secure the Obligations or any part thereof, is sometimes herein called the "Collateral"):

            (i) Each Borrower shall grant to Agent a first priority security interest in all of its Accounts (as defined in the Security Agreements), its Charters (as defined in the Security Agreements), the Holding Account and all products and proceeds thereof, pursuantto the Security Agreementexecuted by such Borrower; provided,however, that such security interest shall be a first priority security interest with respect to Foreign Accounts and such security interest shall be a second priority security interest with respect to Domestic Accounts (subjectonly to the security interest in Domestic Accounts created in connection with the Domestic Loan Agreement).

            (ii) Parent shall grant to Agent a first priority security interest in all of its Accounts (as defined in the Security Agreements), its Charters (as defined in the Security Agreements), the Holding Account and all products and proceeds thereof, pursuant to the Security Agreement-Parent; provided, however, that such security interest shall be a first priority security interest with respect to Foreign Accounts and such security interest shall be a second priority security interest with respect to Domestic Accounts (subject only to the security interest in Domestic Accounts created in connection with the Domestic Loan Agreement).

            (iii) Contractors shall grant to Agent a first priority security interest in its ownership interests in ECH and LLC pursuantto the Security Agreement-Equity Interests.

            (iv) ECH shall grant to Agent a first priority security interest in its rights with respect to the Pemex Contract and its other assets pursuant to the Security Agreement-ECH-Pemex and the Guaranty Agreement-ECH-Pemex.

            (v) ECH shall grant to Agent a first priority security interest in all of its accounts, inventory and deposit accounts pursuant to the Security Agreement-ECH-All Assets and Deposit Accounts and the Security Agreement-ECH-All Assets and Deposit Accounts-Mexico.

            (vi) Each Qualified Foreign Subsidiary (other than ECH) shall grant to Agent a security interest in (i) any Eligible Accounts-Qualified Foreign Subsidiaries or Costs in Excess of Billings-Qualified Foreign Subsidiaries prior to the inclusion thereof in the Borrowing Base, and
      (ii) any other assets which may be required by Eximbank.

            (vii) Borrowers, Qualified Foreign Subsidiaries and Parent shall execute and cause to be executed such further documents and instruments, including without limitation, Uniform Commercial Code financing statements, as Agent, in its sole discretion, deems necessary or desirable to evidence and perfect its liens and security interests in the Collateral.

      (b) To secure full and complete payment and performance of the obligations of Borrowers under this Agreement, Agent has obtained the EXIM Guaranty.

      Section 4.2. Setoff. Upon the occurrence of an Event of Default, Agent, Issuing Bank and each Lender shall have the right to set off and apply against the Obligations in such a manner as such Person may determine, at any time and without notice to any Borrower, any and all deposits (general or special, time or demand, provisional or final) or other sums at any time credited by or owing from such Person to any Borrower whether or not the Obligations are then due. As further security for the Obligations, each Borrower hereby grants to Agent, Issuing Bank and each Lender a security interest in all money, instruments, and other property of such Borrower now or hereafter held by such Person. In addition to such Person's right of setoff and as further security for the Obligations, each Borrower hereby grants to Agent, Issuing Bank and each Lender a security interest in all deposits (general or special, time or demand, provisional or final) and other accounts of such Borrower now or hereafter on deposit with or held by such Person and all other sums at any time credited by or owing from such Person to such Borrower.

The rights and remedies of Agent, Issuing Bank and each Lender hereunder are in addition to other rights and remedies (including, withoutlimitation,to the rights of setoff) which such Person may have.

      Section 4.3. Guaranty Agreement. Parent, Borrowers, ECH and Horizon Cayman shall unconditionally and irrevocably guarantee payment and performance of the Obligations by execution and delivery of the Guaranty Agreement-Parent, the Guaranty Agreements-Borrowers, the Guaranty Agreement-ECH and the Guaranty Agreement-Horizon-Cayman, respectively.

                                  ARTICLE V.

                              Conditions Precedent

      Section 5.1. Initial Extension of Credit. The obligation of Lenders to make the initial Advance or Issuing Bank to issue any initial Letter of Credit is subjectto the condition precedent that prior thereto Agent shall have received all of the documents set forth below in form and substance satisfactory to Agent.

            (a) Certificate - Each Corporate Borrower. A certificate of the Secretary or another officer of each Corporate Borrower acceptable to Agentcertifying (i) resolutions of the board of directors of each Corporate Borrower which authorize the execution, delivery and performance by such Corporate Borrower of this Agreement and the other Loan Documents to which such Corporate Borrower is or is to be a party, and (ii) the names of the officers of each Corporate Borrower authorized to sign this Agreement and each of the other Loan Documents to which such Corporate Borrower is or is to be a party together with specimen signatures of such officers.

            (b) Organizational Documents - Each Corporate Borrower. The articles or certificate of incorporation and the bylaws of each Corporate Borrower certified by the Secretary or another officer of such Corporate Borrower acceptable to Agent.

            (c) GovernmentalCertificates - Each Corporate Borrower. Certificates issued by the appropriate governmentofficials of (i) the state of incorporation of each Corporate Borrower as to the existence and good standing of such Corporate Borrower, (ii) the state of Texas as to the existence and good standing of such Corporate Borrower as a foreign corporation in the state of Texas, and (iii) the state of Louisiana as to the existence and good standing of Contractors as a foreign corporation in the state of Louisiana.

            (d) Certificate - LLC. A certificate of a Manager or another officer of LLC acceptable to Agentcertifying (i) resolutions of the Members of LLC which authorize the execution, delivery and performance by LLC of this Agreement and the other Loan Documents to which LLC is or is to be a party and (ii) the names of the Managers or other officers of LLC authorized to sign this Agreement and each of the other Loan Documents to which LLC is or is to be a party together with specimen signatures of such Persons.

            (e) Organizational Documents - LLC. The articles of organization and the regulations or operating agreement of LLC certified by a Manager or another officer of LLC acceptable to Agent.

            (f) Governmental Certificates - LLC. Certificates issued by the appropriate government officials of the state of organization of LLC as to the existence and good standing of LLC.

            (g) Certificate - Parent. A certificate of the Secretary or another officer of Parent acceptable to Agent certifying (i) resolutions of the board of directors of Parent which authorize the execution, delivery and performance by Parent of the Guaranty Agreement-Parent and the other Loan Documents to which Parent is or is to be a party, and (ii) the names of the officers of Parent authorized to sign the Guaranty Agreement-Parent and each of the other Loan Documents to which Parent is or is to be party together with specimen signatures of such officers.

            (h) Organizational Documents - Parent. The articles or certificate of incorporation and the bylaws of Parent certified by the Secretary or another officer of Parent acceptable to Agent.

            (i) Governmental Certificates - Parent. Certificates issued by the appropriate government officials of (i) the state of incorporation of Parent as to the existence and good standing of Parent and (ii) the state of Texas as to the existence and good standing of Parent as a foreign corporation in the state of Texas.

            (j) Notes. The Notes executed by Borrowers payable to the order of the respective Lenders.

            (k) Security Agreements-General. The Security Agreements-General executed by Borrowers and Parent, respectively.

            (l) Security Agreement-Equity. The Security Agreement-Equity executed by Contractors.

            (m) Security Agreement-ECH-All Assets and Deposit Accounts. The Security Agreement-ECH-All Assets and Deposit Account executed by ECH.

            (n) Financing Statements. Uniform Commercial Code financing statements executed by Borrowers, ECH and Parent, respectively.

            (o) Guaranty Agreement-ECH-Pemex. The Guaranty Agreement-ECH-Pemex executed by ECH.

            (p) Security Agreement-ECH-Pemex. The Security Agreement-ECH-Pemex executed by ECH.

            (q) Security Agreement-ECH-All Assets and Deposit Accounts-Mexico. The Security Agreement-ECH-All Assets and Deposit Accounts-Mexico executed by ECH.

            (r) Opinions of Mexican Counsel. An opinion of (i) Winstead y Rivera, S.C. to the effect that Agent has a first priority security interest in the Pemex Contracts and the other assets of ECH, and (ii) Goodrich, Riquelme y Asociados to the effect hat ECH is duly organized, validly existing and in good standing under the laws of the United States of Mexico and power and authority to enter into the Loan Documents to which ECH is to be a party.

            (s) Guaranty Agreement-Parent. The Guaranty Agreement-Parent executed by Parent.

            (t) Guaranty Agreements-Borrowers. The Guaranty Agreements-Borrowers executed by Borrowers, respectively.

            (u) Guaranty Agreement-ECH. The Guaranty Agreement-ECH executed by ECH. (v) Guaranty Agreement-Horizon-Cayman. The Guaranty
      Agreement-Horizon-Cayman executed by Horizon-Cayman.

            (w) EXIM Guaranty. The EXIM Guaranty.

            (x) Borrower Agreement. The Borrower Agreement executed by Borrower.

            (y) Intercreditor Agreement. The Intercreditor Agreement executed by Agent, Borrowers, ECH, Parent and CIT.

            (z) Fees. The Exim Guaranty Fee, the facility fee referred to in
      Section 2.9 and any fee agreed to be paid to the Agent by the Borrowers.

            (aa) UCC Search. A Uniform Commercial Code search showing all financing statements and other documents or instruments on file against Borrowers, ECH and Parent in Harris County, Texas and the offices of the Secretary of State of the states of Texas, Louisiana and Delaware.

            (ab) Opinion of Counsel. An opinion of Jones, Walker, Waechter, Poitevent, Carrere and Denegre, legal counsel to Borrowers and Parent.

            (ac) Attorneys' Fees and Expenses. Evidence that the costs and expenses (including reasonable attorneys' fees) referred to in Section 12.1, to the extent incurred, have been paid in full by Borrowers.

            (ad) Additional Documentation. Such additional approvals, opinions or documents as Agent may reasonably request.

      Section 5.2. All Extensions of Credit. The obligation of Lenders to make any Advance and Issuing Bank to issue any Letter of Credit (including the initial Advance and the initial Letter of Credit) is subject to receipt by Agent or Issuing Bank, as applicable, of the items set forth below in from and substance satisfactory to Agent or Issuing Bank, as applicable.

            (a) Items Required By Section 2.5 and 2.11. The items required by
      Section 2.5 or 2.11, as applicable.

            (b) Borrowing Base Certificate and Supporting Documents. A Borrowing Base Certificate executed by Borrowers effective not more than twenty (20) days prior to the date of the requested Advance or Letter of Credit to the effect that the sum of the outstanding Advances plus the Adjusted Letter of Credit Liabilities plus the amount of the requested Advance or twenty-five percent (25%) of the requested Letter of Credit does not exceed the Borrowing Base, which shall be accompanied by a current (i) aged accounts receivable reports for each Borrower and each Qualified Foreign Subsidiary and (ii) aged costs in excess of billings report for each Borrower and each Qualified Foreign Subsidiary, showing costs in excess of billings net of billings in excess of costs.

            (c) Contracts. A copy of each Contract, which shall have been previously reviewed and accepted by Agent, the accounts receivable or costs in excess of billings of Borrowers or Foreign Qualified Subsidiaries with respectto which are requested to be included in the Borrowing Base and a summary of the terms of each such Contract.

            (d) Other Eximbank Documents. Any other documents which may be required by Eximbank or the EXIM Guaranty.

In addition, all of the representations and warranties contained in Article VI hereofand the other Loan Documents shall be true and correct on and as of the date of such Advance or Letter of Credit issuance, as applicable, with the same force and effect as if such representations and warranties had been made on and as of such date.

      Section 5.3. Post Closing Obligations and Deliveries. Not later than September 30, 2001, Borrowers shall (a) establish the Holding Account at Agent,
(b) notify their customers to
make payment of amounts due to Borrowers and Parent directly to the Holding Account, and (c) deliver to Agent the Holding Account Agreement executed by Borrowers and Parent. The provisions of this Section 5.3 shall not apply to Pemex.

                                  ARTICLE VI.

                          Representations and Warranties

      To induce Agent, Issuing Bank and Lenders to enter into this Agreement, each Borrower represents and warrants to each such Person that:

      Section 6.1. Existence. Each Borrower, Parent and each Subsidiary (a) are duly organized, validly existing, and in good standing under the laws of their respective jurisdictions of organization, (b) have all requisite power and authority to own their assets and carry on their business as now being or as proposed to be conducted and (c) are qualified to do business in all jurisdictions necessary and where failure to so qualify would have a Material Adverse Effect. Each Borrower has the power and authority to execute, deliver and perform its obligations under this Agreement and the other Loan Documents to which it is or may become a party. Parent has the power and authority to execute, deliver and perform its obligation under the Guaranty Agreement-Parent and the other Loan Documents to which it is a party. ECH and Horizon-Cayman have the power and authority to execute , deliver and perform the Loan Documents to which they are a party.

      Section 6.2. Financial Statements. Borrowers have delivered to Agent audited consolidated financial statements of Parent and its Subsidiaries as at and for the fiscal year ended December 31, 2000, and unaudited consolidated financial statements of Parent and its Subsidiaries for the six month period ended June 30, 2001. Such financial statements are true and correct, have been prepared in accordance with GAAP, and fairly and accurately present, on a consolidated basis, the financial condition of Parent and its Subsidiaries as of the respective dates indicated therein and the results of operations for the respective periods indicated therein. There has been no Material Adverse Effect since the effective date of the most recent financial statements referred to in this Section.

      Section 6.3. Requisite Action; No Breach. The execution, delivery, and performance by each Borrower of this Agreement and the other Loan Documents to which such Borrower is or may become a party have been duly authorized by all requisite action on the part of such Borrower and do not and will not violate or conflict with the OrganizationalDocuments of such Borrower or any law, rule or regulation or any order, writ, injunction, or decree of any court, governmental authority, or arbitrator, and do not and will not conflict with, result in a breach of, or constitute a default under, or result in the imposition of any Lien (except as provided in this Agreement) upon any of the revenues or assets of such Borrower or any Subsidiary pursuant to the provisions of any indenture, mortgage, deed of trust, security agreement, franchise, permit, license, or other instrument or agreement by which such Borrower or any Subsidiary or any of their respective properties is bound.

      Section 6.4. Operation of Business. Each Borrower, Parent and each Subsidiary possess all licenses, permits, franchises, patents, copyrights, trademarks, and trade names, or rights thereto, to conduct their respective businesses substantially as now conducted and as presently proposed to be conducted.

      Section 6.5. Litigation and Judgments. Except as disclosed on Schedule 6.5 hereto, there is no action, suit, investigation, or proceeding before or by any court, governmental authority, or arbitrator pending, or to the knowledge of any Borrower, threatened against or affecting any Borrower, Parent or any Subsidiary, that would, if adversely determined, have a Material Adverse Effect. There are no outstanding judgments against any Borrower, Parent or any Subsidiary.

      Section 6.6. Rights in Properties; Liens. Each Borrower, Parent and each Subsidiary have good and indefeasible title to or valid leasehold interests in their respective properties and assets, real and personal, including the properties, assets and leasehold interests reflected in the financial statements described in Section 6.2, and none of the properties, assets or leasehold interests of any Borrower, Parent or any Subsidiary is subject to any Lien, except as permitted by this Agreement.

      Section 6.7. Enforceability. This Agreement constitutes, and the other Loan Documents to which each Borrower is party, when delivered, shall constitute the legal, valid, and binding obligations of such Borrower, enforceable against such Borrower in accordance with their respective terms, except as enforceability thereof may be limited by bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditor's rights.

      Section 6.8. Approvals. No authorization, approval, or consent of, and no filing or registration with, any court, governmental authority, or third party is or will be necessary for the execution, delivery, or performance by any Borrower of this Agreement and the other Loan Documents to which any Borrower is or may become a party or Parent, ECH or Horizon-Cayman of the Loan Documents to which any such Person is a party, or the validity or enforceability thereof.

      Section 6.9. Debt. Neither any Borrower, Parent nor any Subsidiary has any Debt except Debt permitted pursuant to Section 8.1.

      Section 6.10. Use of Proceeds; Margin Securities. Neither any Borrower, Parent nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, U, or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any extension of credit under this Agreement will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock.

      Section 6.11. ERISA. Each Borrower, Parent and each Subsidiary have complied with all applicable minimum funding requirements and all other applicable and material requirements of ERISA, and there are no existing conditions that would give rise to liability thereunder. No Reportable Event (as defined in Section 4043 of ERISA) has occurred in connection with any employee benefit plan that might constitute grounds for the termination thereof by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States District Court of a trustee to administer such plan.

      Section 6.12. Taxes. Each Borrower, Parent and each Subsidiary have filed all tax returns (federal, state, and local) required to be filed, including all income, franchise, employment, property, and sales taxes, and have paid all of their liabilities for Taxes or timely filed requests for extensions of the date for payment of such taxes, and no Borrower or Parent knows of any pending investigation of any Borrower, Parent or any Subsidiary by any taxing authority or of any pending but unassessed tax liability of any Borrower, Parent or any Subsidiary.

      Section 6.13. Disclosure. There is no fact known to any Borrower, ECH, Horzon-Cayman or Parent which has a Material Adverse Effect, or which might in the future have a Material Adverse Effect that has not been disclosed in writing to Agent.

      Section 6.14. Subsidiaries. Parent has no Subsidiaries other than Borrowers and the other Subsidiaries listed on Schedule 6.14. Parent owns one hundred percent (100%) of the issued and outstanding stock or membership interests of each Borrower.

      Section 6.15. Compliance with Laws. Neither any Borrower, Parent nor any Subsidiary is in violation in any material respect of any law, rule, regulation, order, or decree of any court, governmental authority, or arbitrator.

      Section 6.16. Compliance with Agreements. Neither any Borrower, Parent nor any Subsidiary is in violation in any material respect of any materialdocument, agreement, contract or instrument to which it is a party or by which it or its properties are bound.

      Section 6.17. Environmental Matters. Each Borrower, Parent and each Subsidiary, and their respective properties are in substantialcompliance with all applicable Environmental Laws and neither any Borrower, Parent nor any Subsidiary is subject to any liability or obligation for remedial action thereunder. There is no pending or threatened investigation or inquiry by any governmental authority of any Borrower, Parent or any Subsidiary, or any of their respective properties pertaining to any Hazardous Substance. Except in the ordinary course of business and in substantial compliance with all EnvironmentalLaws, there are no Hazardous Substances located on or under any of the properties of any Borrower, Parent or any Subsidiary. Except in the ordinary course of business and in compliance with all Environmental Laws, neither any Borrower, Parent nor any Subsidiary has caused or permitted any Hazardous Substance to be disposed of on or under or released from any of its properties. Each Borrower, Parent and each Subsidiary have obtained all permits, licenses, and authorizations which are required under and by all Environmental Laws.

      Section 6.18. Solvency. (a) Borrowers and their Subsidiaries and Parent and its Subsidiaries, on a consolidated basis, are notinsolvent. Borrowers' and their Subsidiaries' assets and Parent's and its Subsidiaries' assets, on a consolidated basis, exceed their liabilities. No Borrower will be rendered insolvent by the execution and performance of this Agreement and the Loan Documents. Parent will not be rendered insolvent by the execution of the Guaranty Agreement-Parent.

      (b) After giving effect to the Commitment available under this Agreement, the value of the assets and property of each Borrower and each Guarantor, at a fair valuation and at their then present fair saleable value is, and will be materially greater than the total liabilities of each such Borrower and each such Guarantor, including contingent liabilities, and each Borrower and each Guarantor has and will have capital and cash flow sufficient for the conduct of its business and assets and resources sufficient to pay its liabilities, including contingent liabilities, as they become due.

      Section 6.19. Investment Company Act. Neither any Borrower, Parent nor any Subsidiary is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

      Section 6.20. Public Utility Holding Company Act. Neither any Borrower, Parent nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate"of a "holding company" or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

      Section 6.21. Vessels. Neither any Borrower, Parent nor any Subsidiary owns any vessels other than the vessels referred to in the definition of "Vessel" contained in the Security Agreements.

      Section 6.22. Contracts. Each Contract to be included in the Borrowing Base contains usual terms for contracts of its nature and each such Contract and the underlying transaction related thereto satisfy all of the provisions and requirements of this Agreement and all of the provisions and requirements of the EXIM Guaranty and the Borrower Agreement.

      Section 6.23. Pemex Contracts. (a) ECH is a limited liability company organized under the laws of the United States of Mexico. Forty-nine percent (49%) of the equity of ECH is owned by Contractors and fifty-one percent (51%) of the equity of ECH is owned by CCC Fabricaciones y Construcciones, S.A. de C.V., a United States of Mexico corporation ("CCC").

Contractors owns one hundred percent (100%) of the Series B partnership interests in ECH, and pursuant to ECH's constituent documents, such partnership interests enable Contractors to control all activities of ECH. Contractors holds one hundred percent (100%) of the outstanding equity interests in LLC.

      (b) The Pemex Contracts are in full force and effect, and no party is in default in its obligations thereunder. The ECH accounts receivable and costs in excess of billings related to the Pemex Contracts are owned by ECH.

      (c) ECH has entered into binding written contracts with each of LLC and CCC (the "LLC Subcontract" and the "CCC Subcontract", respectively) pursuant to which LLC and CCC have agreed to perform all of ECH's obligations under the Pemex Contracts, and ECH has agreed to pay to LLC and CCC certain sums as set forth therein. The LLC Subcontract and the CCC Subcontract are in full force and effect and no party is in default of its obligations thereunder. All accounts receivable related to the LLC Subcontract and costs in excess of billings related to the LLC Subcontract are owned by LLC.

      (d) LLC and Contractors have entered into binding written contracts (the "Contractors Subcontract") pursuant to which Contractors has agreed to perform certain of LLC's obligations under the LLC Subcontract and LLC has agreed to pay to Contractors certain sums as set forth therein. The Contractors Subcontract is in full force and effect and no party is in default of its obligations thereunder. All accounts receivable related to the Contractors Subcontract and costs in excess of billings related to the Contractors Subcontract are owned by Contractors.

      (e) Pemex has been irrevocably instructed to pay all proceeds of the accounts receivable related to the Pemex Contracts into demand deposit account number 0/002589/001 in the name of ECH at Citibank Mexico, S.A., located in Mexico City, Mexico (the "ECHMexico Account"). The ECH Mexico Account is a sole purpose account that shall contain only the uncommingled payments relating to or proceeds of the Pemex Contracts and the Dollarportion of any such proceeds or payments shall, within three Business Days of receipt, be transmitted, without interest, to deposit account number 312010, in the name of ECH at Southwest Bank of Texas, N.A. located in Houston, Texas. Other than in connection with a consolidation of the Pemex Contracts, Borrowers shall notpermit any materialterms of either of the Pemex Contracts to be modified or amended without the prior written consent of Eximbank.

                                  ARTICLE VII.

                              Affirmative Covenants

      Borrowers covenant and agree that, as long as the Obligations or any part thereof are outstanding or any Lender has any Commitment hereunder or Issuing Bank has any obligation to issue any Letter of Credit hereunder or any Letter of Credit Liabilities exist, Borrowers will perform and observe the covenants set forth below, unless Agent shall otherwise consent in writing.

      Section 7.1. Reporting Requirements. Borrowers will deliver to Agent, Lenders and Issuing Bank:

            (a) Annual Financial Statements - Parent. As soon as available, and in any event within ninety (90) days after the end of each fiscal year of Parent, beginning with the fiscal year ending December 31, 2001, a copy of the annual audited financial statements of Parentand its Subsidiaries (including without limitation the Borrowers, ECH and Horizon-Cayman) for such fiscal year (on SEC Form 10-K, if applicable to Parent) containing, on a consolidated basis, balance sheets, statements of income, statements of stockholders' equity and statements of cash flows as at the end of such fiscal year and for the 12-month period then ended, in each case setting forth in comparative form the figures for the preceding fiscalyear, all in reasonable detail, prepared in accordance with GAAP, and audited and certified without qualification by independent certified public accountants of recognized standing acceptable to Agent. All financial statements shall be accompanied by the corresponding unaudited consolidating financial statements of Parent's Subsidiaries (including, without limitation, the Borrowers, ECH and Horizon-Cayman) used in preparation of such audited financial statements (together with, if requested by Eximbank or Agent, the auditor's work papers and notes).

            (b) Quarterly Financial Statements - Parent. As soon as available, and in any event within forty-five (45) days after the end of each quarter of each fiscal year of Parent, a copy of the financial statements of Parent and its Subsidiaries (including without limitation the Borrowers, ECH and Horizon-Cayman) as of the end of such fiscal quarter and for the portion of the fiscal year then ended (on SEC Form 10-Q, if applicable to Parent), containing, on a consolidated basis and a consolidating basis, balance sheets, statements of income, statements of stockholders' equity and cash flows in each case setting forth in comparative form the figures for the corresponding period of the preceding fiscal year, all in reasonable detail and certified by an officer of Parent acceptable to Agent to have been prepared in accordance with GAAP and to fairly and accurately present the financial condition and results of operations of Parent and its Subsidiaries (including withoutlimitation the Borrowers, ECH and Horizon-Cayman), on a consolidated basis and a consolidating basis, at the date and for the periods indicated therein.

            (c) Monthly Financial Statements - Parent. As soon as available, and in any event within thirty (30) days after the end of each month of each fiscal year of Parent, a copy of the financial statements of Parent and its Subsidiaries as of the end of such month and for the portion of the fiscal year then ended, containing, on a consolidated basis, balance sheets, statements of income and statements of cash flows, in each case setting forth in comparative form the figures for the corresponding period of the preceding fiscal year, all in reasonable detail and certified by an officer of Parent acceptable to Agent to have been prepared in accordance with GAAP and to fairly and accurately present the financial condition and results of operations of Parent and the Subsidiaries, on a consolidated basis, at the date and for the periods indicated therein.

            (d) No Default Certificate. (i) As soon as available, and in any event within forty-five (45) days after the end of each quarter of each fiscal year of Parent, a No Default Certificate as of the last day of such quarter, and (ii) together with the financial statements delivered pursuantto Section 7.1(a), a No Default Certificate as of the last day of the fiscal year covered by such financial statements, in each case executed by an officer of each Borrower and Parent acceptable to Agent and containing detailed calculations of the covenants contained in Article IX.

            (e) Borrowing Base Certificate. As soon as available, and in any event within twenty (20) days after the end of each month of each fiscal year of Borrowers, a Borrowing Base Certificate as of the last day of such month certified by an officer of each Borrower acceptable to Agent.

            (f) Monthly Accounts Receivable Reports. As soon as available, and in any event within twenty (20) days after the end of each month of each fiscal year of Borrowers, aged accounts receivable reports for each Borrower and each Qualified Foreign Subsidiary as of the last day of such month certified by an officer of each Borrower acceptable to Agent.

            (g) Monthly Costs in Excess of Billings Reports. As soon as available, and in any event within twenty (20) days after the end of each month of each fiscal year of Borrowers, costs in excess of billings reports for Borrowers and Qualified Foreign Subsidiaries, on a consolidated basis, showing costs in excess of billings net of billings in excess of costs, as of the last day of such month certified by an officer of each Borrower acceptable to Agent.

            (h) Monthly Summary of Contracts in Progress. As soon as available, and in any event within twenty (20) days after the end of each month of each fiscal year of Borrowers, a listing and summary of Borrowers' and Qualified Foreign Subsidiaries' Contracts and a report on the status of Borrowers' and Qualified Foreign Subsidiaries' progress with respect thereto, certified by an officer of each Borrower acceptable to Agent.

            (i) Projections. Not later than December 1 of each year, a projected balance sheet, income statement and statement of cash flows for Parent and its Subsidiaries for the next fiscal year, certified by an officer of Parent acceptable to Agent.

            (j) Eximbank Documents. At the time required by the EXIM Guaranty or the Borrower Agreement or any other document executed in connection therewith, any document required by the EXIM Guaranty, the Borrower Agreement or any such document.

            (k) Notice of Litigation. Promptly after the commencement thereof, notice of all actions, suits and proceedings before any court or governmental department, commission, board, agency or instrumentality, domestic or foreign, affecting any Borrower, Parentor any Subsidiary which,if determined adversely to such Person,could have a Material Adverse Effect.

            (l) Judgments. Within five (5) days of the rendering thereof, notice of any judgment against any Borrower, Parent or any Subsidiary in an amount which is more than $25,000.00.

            (m) Notice of Default. As soon as possible and in any event within five (5) days after the occurrence of each Event of Default and Unmatured Event of Default, a written notice setting forth the details of such Event of Default or Unmatured Event of Default and the action which Borrowers have taken and propose to take with respect thereto.

            (n) Notice of Material Adverse Effect. As soon as possible, an in any event within five (5) days after any Borrower becomes aware thereof, notice of the occurrence of any event or the existence of any condition which might reasonably be expected to have a Material Adverse Effect.

            (o) Proxy Statements, Etc. As soon as available, one copy of each financial statement, report, notice or proxy statement sent by Parent or any Subsidiary to its stockholders generally and one copy of each regular, periodic or special report, registration statement, or prospectus filed by Parent or any Subsidiary within any securities exchange or the Securities and Exchange Commission or any successor agency.

            (p) General Information. Promptly, such other information concerning any Borrower, Parent or any Subsidiary as any Lender may from time to time reasonably request.

      Section 7.2. Maintenance of Existence; Conduct of Business. Each Borrower will preserve and maintain, and will cause Parent and each Subsidiary to preserve and maintain, its corporate existence and all of its leases, privileges, licenses, permits, franchises, qualifications and rights that are necessary or desirable in the ordinary conduct of its business.

      Section 7.3. Maintenance of Properties. Each Borrower will maintain, and will cause Parent and each Subsidiary to maintain, its assets and properties in good condition and repair.

      Section 7.4. Taxes and Claims. Each Borrower will pay or discharge, and will cause Parent and each Subsidiary to pay or discharge, at or before maturity or before becoming delinquent (a) all taxes, levies, assessments, and governmental charges imposed on it or its income or profits or any of its property, and (b) all lawful claims for labor, material, and supplies, which,if unpaid, might become a Lien upon any of its property; provided,however, thatneither any Borrower, Parent, nor any Subsidiary shall be required to pay or discharge any tax, levy, assessment, or governmental charge with respect to which no Lien has been filed of record, which is being contested in good faith by appropriate proceedings diligently pursued, and for which adequate reserves have been established.

      Section 7.5. Insurance. Each Borrower will maintain, and will cause Parent and each Subsidiary to maintain, with financially sound and reputable insurance companies workmen's compensation insurance, liability insurance, and insurance on its property, assets and business, all at least in such amounts and against such risks as are usually insured against by Persons engaged in similar businesses.

      Section 7.6. Inspection; Field Audits. At any reasonable time and from time to time, each Borrower will permit, and will cause Parent and each Subsidiary to permit, representatives of Agent:

            (a) to examine and make copies of the books and records of, and visit and inspect the properties or assets of any Borrower, Parent and any Subsidiary and to discuss the business, operations, and financial condition of any such Persons with their respective officers and employees and with their independent certified public accountants; and

            (b) to conductField Audits; provided,however, thatAgentintends to conduct at least four Field Audit during each fiscal year of Borrowers and the cost of four Field Audits during each fiscal year of Borrowers shall be paid by Borrowers.

      Section 7.7. Keeping Books and Records. Each Borrower will maintain, and will cause Parentand each Subsidiary to maintain, proper books of record and account in which full, true, and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities.

      Section 7.8. Compliance with Laws. Each Borrower will comply, and will cause Parent and each Subsidiary to comply, in all material respects with all applicable laws, rules, regulations, and orders of any court, governmental authority, or arbitrator.

      Section 7.9. Compliance with Agreements. Each Borrower will comply, and will cause Parent and each Subsidiary to comply, in all material respects with all material agreements, contracts, and instruments binding on it or affecting its properties or business.

      Section 7.10. Further Assurances. Each Borrower will execute and deliver, and will cause Parent and each Subsidiary to execute and deliver, such further instruments as may be requested by Agent to carry out the provisions and purposes of this Agreement and the other Loan Documents and to preserve and perfect the Liens of Agent in the Collateral.

      Section 7.11. ERISA. Each Borrower will comply, and will cause Parent and each Subsidiary to comply, with all minimum funding requirements, and all other material requirements, of ERISA, if applicable, so as not to give rise to any liability thereunder.

      Section 7.12. Continuity of Operations. Each Borrower and Parent will continue to conduct, and will cause each of its Subsidiaries to continue to conduct, its primary businesses as conducted as of the Closing Date and to continue its operations in such businesses.

      Section 7.13. Holding Account; Holding Lockbox. (a) Each Borrower will cause, and will cause Parent to cause, all of the proceeds from the Foreign Accounts of such Borrower and Parent to be remitted to the Holding Account or the Holding Lockbox. Each Borrower will, and will cause Parent to, direct its customers and account debtors on its Foreign Accounts to remit payments of all such accounts receivable due to Borrowers and Parent, including the foreign Accounts (as defined in the Security Agreements) and the foreign Charters (as defined in the Security Agreements), by check to the Holding Lockbox or by wire to the Holding Account. Each Borrower further agrees immediately to, and to cause Parent immediately to, deposit any payments received directly by such Borrower or Parent from its customers or account debtors into the Holding Account. If no Event of Default exists, all collected funds (as determined by Agent in accordance with its customary practices with respect to similar accounts) with respect to acceptable checks received in the Holding Lockbox and all funds deposited directly into, or transferred into, the Holding Account shall remain the Holding Accountand may be withdrawn by Borrowers or Parent. If an Event of Default has occurred, all funds with respect to checks received in the Holding Lockbox and all funds deposited directly into, or transferred into the Holding Account may, in the discretion of Agent, be paid or delivered to Agent and deposited by Agent in a segregated non-interest bearing collateral account (the "Collateral Account"). Neither any Borrower nor Parent shall have the right to effect withdrawals from the Collateral Account, and the Collateral Account shall be maintained in the name of and subject to the sole and exclusive dominion and control of Agent. Agent may at any time, and from time to time, apply funds on deposit in the Collateral Account to the Obligations in such order as Agent may determine. If an Event of Default has occurred, Agent may cease honoring drafts, demands, withdrawal, remittance or other requests or instructions by any Borrower or Parent, whether made before or after the occurrence of such Event of Default.

      (b) Each Borrower hereby pledges and assigns to Agent, and grants to Agent a security interest in, the Collateral Account and in all cash, instruments, securities and funds on deposit therein, all interest and cash or other property received in connection therewith or in exchange therefor, and all proceeds of all of the above, now or hereafter existing, as additional collateral security for the Obligations. In addition to Agent's common law rights of setoff, each Borrower hereby grants to Agent, upon the occurrence of an Event of Default, the right to offset all or a portion of the funds in the Collateral Account.

      (c) On each date on which interest or principal is due and payable under this Agreement or the Notes, and each day on which any fee or other amount is payable under this Agreement, in the event that Borrowers have failed to make any such payment in accordance with the terms of this Agreement and the Notes, all amounts in the Holding Account (including accrued interest), shall be applied by Agent to pay such interest, principal and/or other amount due under this Agreement.

      (d) Notwithstanding any provision of this Section 7.13, at such time as the Foreign Loan Agreement and the other Foreign Loan Documents are executed and delivered by Borrowers and Parent, Borrowers and Parent shall no longer be required to comply with the provisions of this 7.13 with respect to the Foreign Accounts, the Foreign Accounts shall not be required to be paid to the Holding Lockbox or the Holding Account and the proceeds of the Foreign Accounts shall not be required to applied as provided in this Section 7.13.

      Section 7.14. Environmental Compliance.

      (a) Borrowers will comply with, and will use their best efforts to cause their agents, contractors and sub-contractors (while such Persons are acting within the scope of their contractual relationship with any Borrower) to comply with, (i) all applicable Environmental Laws and (ii) the terms and conditions of all applicable permits, licenses, certificates and approvals of all Governmental Authorities now or hereafter granted or obtained with respect to the properties owned or operated by any Borrower unless such compliance would violate the laws or regulations of the jurisdictions in which the properties or operations of any Borrower are located.

      (b) Borrowers will use their best efforts and safety practices to prevent the unauthorized release, discharge, disposal, escape or spill of Hazardous Substances on or about the properties owned or operated by Borrowers.

      Section 7.15. Environmental Notifications. Borrowers shall notify the Agent, in writing, within five (5) Business days of any of the following events occurring after the date of this Agreement:

      (a) Any written notification made by any Borrower to any U.S. or foreign federal, state or local environmental agency required under any Environmental Law relating to a spill or unauthorized discharge or release of any Hazardous Substance to the environment at, from, or as a result of any operations on, the properties and operations owned or operated by any Borrower.

      (b) Knowledge by an officer of any Borrower of receipt of service by any Borrower of any complaint, compliance order, compliance schedule, notice letter, notice of violation, citation or other similarnotice or any judicial demand by any U.S. or foreign court, federal, state or local environmental agency, alleging (i) any spill, unauthorized discharge or release of any Hazardous Substance to the environmentfrom, or as a result of the operations on, the properties owned or operated by any Borrower, or (ii) violations of applicable laws, regulations permits regarding the generation, storage, handling, treatment, transportation, recycling, release or disposal of Hazardous Substances on or as a result of operations on the properties and operations owned or operated by any Borrower.

      (c) It is understood by the parties hereto that the above mentioned notices are solely for the Agent's and Lenders' information, may not otherwise be required by any U.S. or foreign federal, state or local Environmental Laws, and are to be considered confidential information by the Agent and the Lenders.

      (d) The term "environmental agency" as used herein shall include, but not be limited to, the United States Environmental Protection Agency, the United States Coast Guard, the United States Minerals Management Service, the United States Department of Transportation (in its administration of the Hazardous Materials Transportation Act, 49 U.S.C. ss. 1801, et seq.) and other analogous or similar Governmental Agencies regulating or administering statutes, regulations or ordinances relating to or imposing liability or standards of conduct concerning the generation, storage, use, production, transportation, handling, treatment, recycling, release or disposal of any Hazardous Substance.

      Section 7.16. Environmental Indemnification.

      (a) Borrowers hereby agree to indemnify and hold Agent, Lenders and their officers, employees, directors and Affiliates (the "Indemnitees") harmless from and against any and all claims, losses, liability, damages and injuries of any kind whatsoever asserted against any Indemnitee with respect to or as a direct result of the presence, escape, seepage, spillage, release, leaking, discharge or migration from the properties owned or operated by any Borrower of any Hazardous Substance, including without limitation, any claims asserted or arising under any applicable Environmental Law, regardless of whether or not caused by or within the control of any Borrower.

      (b) It is the parties' understanding that neither Agent, any Lenders nor any other Indemnitees does now, has never and does not intend in the future to exercise any operational control or maintenance over of the properties and operations owned or operated by any Borrower, nor has any of them in the past maintained, presently maintains, or intends in the future to maintain, an ownership interest in the properties owned or operated by any Borrower except as may arise upon enforcement of the Agent's or the Lenders' rights under the Security Agreement or the other Loan Documents.

      Section 7.17. EXIM Guaranty. (a) Borrowers agree to comply with all of the requirements imposed on them, directly or indirectly, by the EXIM Guaranty and the other documents executed in connection therewith, including the Borrower Agreement, and to provide to Agent, when due, all reports, documents and instruments required or requested by Agent in connection with the EXIM Guaranty or the Borrower Agreement. Borrowers agree in all respects to assist Agent in maintaining the EXIM Guaranty in full force and effect.

      (b) Borrowers will comply with each and every term, condition and agreement set forth in the EXIM Guaranty and the documents executed in connection therewith, including the Borrower Agreement, and Borrowers will ensure that the full benefits of the EXIM Guaranty are maintained while any Commitment or any Obligations are outstanding. Borrowers will cooperate fully with Agent in ensuring that each claim payable under the EXIM Guaranty is process and paid thereunder. Borrowers will submit to Eximbank and Agent prior to the time when due all documents and other information required by Eximbank or Agent in order to process and claim under the EXIM Guaranty. Borrowers will promptly and fully comply with all requests of Agent related to the EXIM Guaranty.

      Section 7.18. Ownership. Contractors shall at all times own not less than forty-nine percent (49%) of the total outstanding equity interests in ECH entitled to vote or otherwise control the management of ECH. Contractors shall at all times own all of the outstanding equity interests in LLC.


                                  ARTICLE VIII.

                               Negative Covenants

      Each Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Lender has any Commitment hereunder or Issuing Bank has any obligation to issue any Letter of Credit hereunder or any Letter of Credit Liabilities exist, Borrowers will perform and observe the covenants set forth below, unless Agentshall otherwise consent in writing.

      Section 8.1. Debt. No Borrower will incur, create, assume or permit to exist, nor will any Borrower permit Parent or any Subsidiary to incur, create, assume, or permit to exist, any Debt, except

            (a) indebtedness of Borrowers to Lenders under this Agreementand the Loan Documents;

            (b) Indebtedness of Borrowers under the Domestic Loan Agreement in an aggregate principal amount which does notexceed $25,000,000.00 outstanding at any time;

            (c) accounts payable and accrued liabilities incurred in the ordinary course of business;

            (d) letter of credit, performance and bid bonds obtained by Borrowers in the ordinary course of their business, other than the Letters of Credit, up to an aggregate amount of $15,000,000.00 at any time;

            (e) supersedeas bonds obtained by Borrowers in the ordinary course of their business;

            (f) secured indebtedness in an aggregate principal amount which does not exceed $15,000,000.00 outstanding at any time; and

            (g) Indebtedness of Borrowers under the CIT Loan Agreement and other indebtedness of Borrowers secured only by vessels.

      Section 8.2. Limitation on Liens. No Borrower will incur, create, assume or permit to exist, nor will any Borrower permit Parent or any Subsidiary to incur, create, assume or permit to exist, any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for the liens and other encumbrances set forth below (the "Permitted Liens"):

            (a) Liens for Taxes not at the time delinquent or thereafter payable without penalty or being contested in good faith, provided provision is made to the extent required by GAAP for the eventual payment thereof in the event it is found that such are payable by any Borrower or Parent;

            (b) Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being contested in good faith, provided provision is made to the extent required by GAAP for the eventual payment thereof in the event it is found that such sums are payable by any Borrower or Parent;

            (c) maritime Liens:

                (i) arising in the ordinary course of business by operation of law that are being contested in good faith by appropriate proceedings and for which reserves have been made to the reasonable satisfaction of Lenders or

                (ii) arising in connection with salvage and general average; or

                (iii) arising in connection with crew wages claimed but not paid;

            (d) Liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders and statutory obligations entered into in the ordinary course of business or to secure obligations on surety or appeal bonds in the ordinary course of business or easements, rights of way and similar encumbrances incurred in the ordinary course of business and not interfering with the ordinary conduct of the business of any Borrower or Parent;

            (e) judgment Liens in existence less than thirty (30)days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full by insurance;

            (f) Liens required by the terms of this Loan Agreement;

            (g) Liens in favor of the Domestic Agent pursuant to the Domestic Loan Agreement, provided that only the Liens covering the Domestic Accounts of Borrowers shall be prior to the Liens of Agent under this Agreement and the Loan Documents;

            (h) Liens in connection with Debt referred to in Section 8.1(f); and

            (i) Liens created in accordance with the CIT Loan Agreement securing the indebtedness of Borrowers under the CIT Loan Agreement and Liens on vessels securing other Debt permitted pursuant Section 8.1(g).

      Section 8.3. Mergers, Acquisitions, Dissolutions and Disposition of Assets. No Borrower will, nor will any Borrower permit Parent or any Subsidiary to, (a) become a party to a merger or consolidation (a "Merger") or acquire all or a substantial part of the assets of any Person or the shares or other evidence of beneficial ownership of any Person (an "Acquisition"), unless (i) such Borrower, Parent or such Subsidiary is the surviving Person to such Merger or Acquisition, (ii) the aggregate consideration paid by such Borrower, Parent or such Subsidiary in connection with such merger (whether in the form of cash, stock, the assumption of Debt or other consideration) does not exceed twenty percent (20%) of Shareholder's Equity as shown on the most recent financial statements of Parent delivered to Agent pursuant to Section 7.1(a) or (b), (iii) no Event of Default or Unmatured Event of Default exists immediately prior to such Merger or Acquisition, and (iv) no Event of Default or Unmatured Event of Default would arise as a result of such Merger or Acquisition, (b) sell, lease, assign, transfer or otherwise dispose of substantially all of its assets (whether in one transaction or in a series of transactions), or (c) dissolve or liquidate.

      Section 8.4. Change of Legal Structure. No Borrower will, nor will any Borrower permit Parent or any Subsidiary to, (a) cause or allow to occur any material change in its

Certificate of Incorporation, Articles of Incorporation, Articles of Association or Organization, Regulations or Operating Agreement or By-Laws, which change might adversely affect Agent or any Lender, (b) change its name, or (c) change its jurisdiction of incorporation.

      Section 8.5. Change of Place of Business. No Borrower will, nor will any Borrower permit Parent or any Subsidiary to, make any change in the address of its principal place of business or its chief executive office except upon thirty
(30) days' prior written notice to Agent.

      Section 8.6. Subsidiaries. No Borrower will, nor will any Borrower permit Parent or any Subsidiary to, create or acquire any Subsidiary, unless (a) prior to the creation of such Subsidiary, such Borrower, Parent or such Subsidiary has notified Agent of the creation or the acquisition of such Subsidiary, and (b) if so requested by Majority Lenders, such Subsidiary has executed a guaranty of the Obligations in form and substance satisfactory to Agent.

      Section 8.7. Restricted Payments. No Borrower will permit Parent to, and Parent will not, declare or pay any dividends or make any other payment or distribution (in cash, property, or obligations) on account of its capital stock, or redeem, purchase, retire, or otherwise acquire any of its capital stock, or set apart any money for a sinking or other analogous fund for any dividend or other distribution on its capital stock or for any redemption, purchase, retirement, or other acquisition of any of its capital stock.

      Section 8.8. Loans and Investments. No Borrower will, nor will any Borrower permit Parent or any Subsidiary to, (a) advance or loan funds to any Person, or (b) make any investments in any Person (whether by way of loan, stock purchase or capital contribution), except for (i) investments in Cash Equivalents and (ii) the payment of costs, expense, capital contributions and other payments to be made as set forth in the Limited Liability Company Agreement of Deep Sea Pipeline Contractors, L.L.C. between Parent and Cal Dive.

      Section 8.9. Line of Business. No Borrower will, nor will any Borrower permit Parent or any Subsidiary to, enter into any new line of business unrelated to its present activities as of the date of this Agreement.

      Section 8.10. Contracts with Affiliates. No Borrower will, nor will any Borrower permit Parent or any Subsidiary to, enter into any transaction with any director, officer, employee, shareholder or Affiliate of any Borrower or Parent except on terms no less favorable to such Borrower, Parent or such Subsidiary than such Borrower, Parent or such Subsidiary could obtain in an arms length transaction with Persons not affiliated with such Borrower, Parent or such Subsidiary.

      Section 8.11. Lease Payments. No Borrower will, nor will any Borrower permit Parent or any Subsidiary to, incur or pay an aggregate amount which exceeds $2,000,000.00 in any year for operating leases or rental of equipment, vessels or real property having a term in excess of twelve (12) months, except for (a) Capitalized Lease Obligations, and (b) other than rental for

Borrowers' and Parent's principal place of business referred to on the signature pages to this Agreement.

      Section 8.12. FiscalYears. No Borrower will, nor will any Borrower permit Parent or any Subsidiary to, change or allow to change, the fiscal year of such Borrower or Parent from one ending on December 31.

      Section 8.13. Compliance with Environmental Laws. No Borrower will, nor will any Borrower permit Parent or any Subsidiary to, use (or permit any tenant to use) any of their respective properties or assets for the handling, processing, storage, transportation, or disposal of any Hazardous Substance, except in the ordinary course of business and in compliance with all Environmental Laws, generate any Hazardous Substance, conduct any activity which is likely to cause a release or threatened release of any Hazardous Substance, or otherwise conduct any activity or use any of their respective properties or assets in any manner that is likely to violate any Environmental Law.

      Section 8.14. Accounting. No Borrower will make, nor will any Borrower permit Parent or any Subsidiary to make, any change in accounting treatment or reporting practices, except as permitted by GAAP.

      Section 8.15. ECH - Pemex Contracts. No Borrower will permit ECH to, and ECH will not enter into any business transactions or undertake any business other than the Pemex Contracts.


                                  ARTICLE IX.

                               Financial Covenants

      Borrowers covenant and agree that, as long as the Obligations or any part thereof are outstanding or any Lender has any Commitment hereunder or Issuing Bank has any obligation to issue any Letter of Credit hereunder or any Letter of Credit Liabilities exist, Borrowers will observe and perform, and will cause Parent to observe and perform, the financial covenants set forth below, unless Agent shall otherwise consent in writing.

      Section 9.1. Current Ratio. Parent and its Subsidiaries will at all times maintain a Current Ratio of not less than 1.10 to 1.00. The Current Ratio shall be calculated and tested quarterly as of the last day of each fiscal quarter of Parent.

      Section 9.2. Ratio of Funded Debt to Capitalization. Parent and its Subsidiaries will at all times maintain a Ratio of Funded Debt to Capitalization of not greater than 0.50 to 1.00. The Ratio of Funded Debt to Capitalization shall be calculated and tested quarterly as of the last day of each fiscal quarter of Parent.

      Section 9.3. Working Capital. Parent and its Subsidiaries will at all times maintain Working Capital of not less than $3,000,000.00. Working Capital shall be calculated and tested quarterly as of the last day of each fiscal quarter of Parent.

      Section 9.4. Tangible Net Worth. Parent and its Subsidiaries will at all times maintain Tangible Net Worth in an amount not less than the sum of (a) $100,000,000.00, plus (b) seventy-five percent (75%) of Net Income for each fiscal quarter of Parent and its Subsidiaries which has been completed as of the date of calculation, commencing with the fiscal quarter ending December 31, 2000,provided,however, thatin the eventthat Net Income of Parent and its Subsidiaries is not greater than zero for any fiscal quarter, an amount equal to zero shall be added to the calculation of Tangible Net Worth for such fiscal quarter, plus (c) seventy-five percent (75%) of the net proceeds of any equity issued by Parent or any of its Subsidiaries (on a consolidated basis) after the Closing Date. Tangible Net Worth shall be calculated and tested quarterly as of the last day of each fiscal quarter of Parent.

      Section 9.5. Fixed Charge Coverage Ratio. Parent and its Subsidiaries will at all times maintain a Fixed Charge Coverage Ratio of not less than 1.50 to
1.00. The Fixed Charge Coverage Ratio will be calculated and tested quarterly as of the last day of each fiscal quarter of Parent, and for purposes of calculating the Fixed Charge Coverage Ratio, EBITDA shall be calculated for the period of four fiscal quarters ended as of the date of calculation.

      Section 9.6. Ratio of Funded Debt to EBITDA. Parent and its Subsidiaries will at all times maintain a Ratio of Funded Debt to EBITDA of not greater than
3.50 to 1.00. The Ratio of Funded Debt to EBITDA will be calculated and tested quarterly as of the last day of each fiscal quarter of Parent, and for purposes of calculating the Ratio of Funded Debt to EBITDA, EBITDA shall be calculated for the period of four fiscal quarters ended as of the date of calculation.

                                   ARTICLE X.

                                    Default

      Section 10.1. Events of Default. An "Event of Default" shall exist if any of the events set forth below shall occur and be continuing.

            (a) Any Borrower shall default in the payment or prepayment when due of any principal or interest on the Obligations or any portion thereof or any fees or other amount payable by any of them under this Agreement or under any other Loan Document, and such default shall continue for three
      (3)Business Days after such amount is due.

            (b) Any representation, warranty or certification made or deemed made herein or in any other Loan Document by any Borrower, any Qualified Foreign Subsidiary, Horizon-Cayman or Parent or any certificate furnished to Agent or any Lender pursuant to the provisions hereof or any other Loan Document, shall prove to have been false or misleading as of the time made or furnished in any material respect.

            (c) Any Borrower, any Qualified Foreign Subsidiary, Horizon-Cayman or Parent shall fail to perform or observe any provision of any Loan Document to which it is a party and such failure shall continue unremedied for a period of (i) ten (10) Business Days after either (A) the failure arises and (B) any Borrower, any Qualified Foreign Subsidiary, Horizon-Cayman or Parent has knowledge of such failure, or (ii) ten (10) Business Days after Agent gives Borrowers notice of such failure.

            (d) Any Borrower, any Qualified Foreign Subsidiary, Horizon-Cayman or Parent shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the U.S. Bankruptcy Code (as now or hereafter in effect), (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding -up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the U.S. Bankruptcy Code, or (vi) take any corporate action for the purpose of effecting any of the foregoing.

            (e) A proceeding or case shall be commenced, without the application or consent of any Borrower, any Qualified Foreign Subsidiary, Horizon-Cayman or Parent in any court of competent jurisdiction, seeking
      (i) the liquidation, reorganization, dissolution or winding-up of any Borrower, any Qualified Foreign Subsidiary, Horizon-Cayman or Parent, or the composition or readjustment of the debt of any Borrower, any Qualified Foreign Subsidiary, Horizon-Cayman or Parent, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of any Borrower, any Qualified Foreign Subsidiary, Horizon-Cayman or Parent or of all or any substantial part of the assets of any of them, or (iii) similar relief in respect of any Borrower, any Qualified Foreign Subsidiary, Horizon-Cayman or Parent under any law relating to bankruptcy, insolvency, reorganization,winding-up,or composition or adjustmentof debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of sixty (60) days; or an order for relief against any Borrower, any Qualified Foreign Subsidiary, Horizon-Cayman or Parent shall be entered in an involuntary case under the U.S. Bankruptcy Code.

            (f) Any Borrower, any Qualified Foreign Subsidiary, Horizon-Cayman or Parent shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due.

            (g) Any Borrower, any Qualified Foreign Subsidiary, Horizon-Cayman or Parent shall default in the payment when due of any principal of or interest on any of its other Debt which Debt had an original aggregate principal amount in excess of $100,000.00; or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Debt shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Debt (or a trustee or agent on behalf of such holder or holders) to cause, such Debt to become due prior to its stated maturity.

            (h) A judgment for the payment of money in excess of $150,000.00 shall be rendered by a court against any Borrower, any Qualified Foreign Subsidiary, Horizon-Cayman or Parent and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereofshall not be procured, within thirty (30) days from the date of entry thereof and such Borrower, such Qualified Foreign Subsidiary, Horizon-Cayman or Parent, shall not, within said period of thirty (30) days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.

            (i) This Agreementor any other Loan Documentshall cease to be in full force and effect or shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by any Borrower, Parent, any Qualified Foreign Subsidiary, Horizon-Cayman or any Subsidiary or any of their respective shareholders, or any Borrower, any Qualified Foreign Subsidiary, Horizon-Cayman or Parent shall deny that it has any further liability or obligation under any of the Loan Documents, or any Lien or security interest created by the Loan Documents shall for any reason cease to be a valid, perfected security interest in and Lien upon any of the Collateral purported to be covered thereby or shall cease to have the priority required by this Agreement.

            (j) Parent shall cease to own one hundred percent of the capital stock of each Borrower.

            (k) An Event of Default (as defined in the CIT Loan Agreement) shall occur and be continuing under the CIT Loan Agreement.

            (l) An Event of Default (as defined in the Domestic Loan Agreement) shall occur and be continuing under the Domestic Loan Agreement.

            (m) The EXIM Guaranty shall, in whole or in part, terminate, lapse or expire or shall cease to be fully enforceable with respect to any Eligible Account.

            (n) Either (i) any transaction related to the Advances shall fail to comply with any covenant or requirement of the EXIM Guaranty or the documents executed in connection therewith,including the Borrower Agreement, or (ii) Borrower, any Qualified Foreign Subsidiary, Horizon-Cayman or Parent shall do or fail to do anything which could cause the EXIM Guaranty to cease to be in full force and effect or in any manner reduce the benefits thereof.

      Section 10.2. Remedies Upon Default. If any Event of Default shall occur, Agent may do any one or more of the following: (a) declare the outstanding principal of and accrued and unpaid interest on the Notes and the Obligations or any part thereof to be immediately due and payable, and the same shall thereupon become immediately due and payable, without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest, or other formalities of any kind, all of which are hereby expressly waived by Borrowers, (b) terminate the Commitments without notice to any Borrower, (c) foreclose or otherwise enforce any Lien granted to Agent to secure payment and performance of the Obligations, (d)exercise its rights under the EXIM Guaranty, and (e) exercise any and all rights and remedies afforded by the laws of the State of Texas or any other jurisdiction by any of the Loan Documents, by equity or otherwise; provided, however, that upon the occurrence of an Event of Default under Section 10.1(d) or Section 10.1(e), the Commitments shall automatically terminate, and the outstanding principal of and accrued and unpaid interest on the Notes and the other Obligations shall become immediately due and payable withoutnotice, demand,presentment, notice of dishonor, notice of acceleration,notice of intent to accelerate, notice of intent to demand, protest, or other formalities of any kind, all of which are hereby expressly waived by Borrowers.

      Section 10.3. Change of Control. If at any time while any amount is outstanding under this Agreement or any Lender has a Commitment hereunder, any Person shall acquire after the date hereof more than fifty percent (50%) of the then outstanding stock of Parent having ordinary voting power, a "Change of Control" shall be deemed to have occurred. Borrowers shall promptly, but in any event within ten (10) days, give written notice to Agent upon obtaining knowledge of an event which is or would constitute a Change of Control. Upon the happening of a Change of Control, Lenders shall have the right to declare all amounts outstanding under this Agreement to be due and payable on a date not earlier than ten (10) days from the date of the exercise of said right. All amounts outstanding under this Agreement shall thereupon become due and payable on the date specified in the notice sent to Borrowers by Agent, including the principal amount thereof plus accrued interest thereon to the accelerated maturity date and any amounts owed by Borrowers or Parentto Agent and Lenders pursuant to this Agreement.

      Section 10.4. Cash Collateral. If any Event of Default shall occur, Borrowers shall, if requested by Agent, immediately deposit with and pledge to Agent, cash or cash equivalent investments in an amount equal to the outstanding Letter of Credit Liabilities as security for the Obligations.

      Section 10.5. Performance by Agent. If Borrowers shall fail to perform any covenant, duty, or agreement contained in any of the Loan Documents, Agent may perform or attempt to perform such covenant, duty, or agreement on behalf of Borrowers. In such event, Borrowers shall, at the request of Agent, promptly pay any amount expended by Agent in such performance or attempted performance to Agent, together with interest thereon at the Default Rate from the date of such expenditure until paid. Notwithstanding the foregoing, it is expressly agreed that neither Agent nor any Lender shall have any liability or responsibility for the performance of any obligation of Borrowers under this Agreement or any other Loan Document.

      Section 10.6. Delivery of Notice to Pemex. Agent shall not deliver the notice from ECH to Pemex held by Agent unless and until an Event of Default has occurred and is continuing.

                                  ARTICLE XI.

                               The Agent; Lenders

      Section 11.1. Appointment and Authorization. (a) Each Lender hereby irrevocably (subject to Section 11.9) appoints, designates and authorizes Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, Agent shall not have any duty or responsibility exceptthose expressly set forth herein, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Documents or otherwise exist against Agent.

      (b) Issuing Bank shall act on behalf of Lenders with respect to any Letters of Credit issued by it and the documents associated therewith. The Issuing Bank shall have all of the benefits and immunities (i) provided to Agent in this Article XI with respect to any acts taken or omissions suffered by Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term "Agent", as used in this Article XII, including Issuing Bank with respect to such acts or omissions and (ii) as additionally provided in this Agreement with respect to Issuing Bank.

      Section 11.2. Delegation of Duties. Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The

Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

      Section 11.3. Liability of Agent. None of Agent nor any of its directors, officers, employees or agents shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Documents or the transactions contemplated hereby (except for their own gross negligence or willful misconduct), or (ii) be responsible in any manner to any Lender for any recital, statement, representation or warranty made by Parent, any Borrower, any Qualified Foreign Subsidiary or Horizon-Cayman , or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agentunder or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Borrower or any other party to any Loan Document.

      Section 11.4. Reliance by Agent. Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrowers), independentaccountants and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate and, if it so requests, confirmation from Lenders of their obligation to indemnify Agent against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Documents in accordance with a request or consent of the Majority Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all Lenders.

      Section 11.5. Notice of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default or Unmatured Event of Default except with respect to defaults in the payment of principal, interest and fees required to be paid to Agent for the account of Lenders, unless Agent shall have received written notice from a Lender or any Borrower referring to this Agreement, describing such Event of Default or Unmatured Event of Default and stating that such notice is a "notice of default". The Agent will notify Lenders of its receipt of any such notice. Agent shall take such action with respect to such Event of Default or Unmatured Eventof Default as may be requested by the Majority Lenders in accordance with Article XI; provided that unless and until Agent has received any such request, Agent may (but



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

shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default or Unmatured Event of Default as it shall deem advisable or in the best interest of Lenders.

      Section 11.6. Credit Decision. Each Lender acknowledges that Agent has not made any representation or warranty to it, and that no act by Agent hereafter taken, including any review of the affairs of any Borrower and its Subsidiaries, shall be deemed to constitute any representation or warranty by Agent to any Lender. Each Lender represents to Agent that it has, independently and without reliance upon Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of any Borrower and its Subsidiaries, and made its own decision to enter into this Agreement and to extend credit to Borrowers hereunder. Each Lender also represents that it will, independently and without reliance upon Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of any Borrower. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by Agent, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial or other condition or creditworthiness of any Borrower or its Subsidiaries which may come into the possession of the Agent.

      Section 11.7. Indemnification. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand Agent and its directors, officers, employees and agents (to the extent not reimbursed by or on behalf of Borrowers and without limiting the obligation of Borrowers to do so), pro rata, from and against any and all Claims; provided that no Lender shall be liable for any payment to any such Person of any portion of the Claims resulting from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for its Pro Rata Share of any costs or out-of-pocket expenses (including reasonable attorneys' fees) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrowers. The undertaking in this Section shall survive repayment of the Advances, cancellation of each Note, expiration or termination of the Letters of Credit, any foreclosure under, or modification, release or discharge of, any or all of the Loan Documents, termination of this Agreement and the resignation or replacement of Agent.

      Section 11.8. Agent in Individual Capacity. Southwest Bank of Texas, N.A. and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with any Borrower and its Subsidiaries and Affiliates as though Southwest Bank of Texas, N.A. were not Agent or Issuing Bank hereunder and without notice to or consent of Lenders. Lenders acknowledge that, pursuant to such activities, Southwest Bank of Texas, N.A. or its Affiliates may receive information regarding any Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Borrower or such Affiliate) and acknowledge that Agent shall be under no obligation to provide such information to them. With respect to the Advances and Southwest Bank of Texas, N.A.'s Pro Rata Share thereof, Southwest Bank of Texas, N.A. and its Affiliates shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as if Southwest Bank of Texas, N.A. were not Agent and Issuing Bank, and the terms "Lender" and "Lenders" including Southwest Bank of Texas, N.A. and its Affiliates, to the extent applicable, in their individual capacities.

      Section 11.9. Successor Agent. Agent may resign as Agent upon thirty (30) days' notice to Lenders. If Agent resigns under this Agreement, Lenders shall, with (so long as no Event of Default exists) the consentof Borrowers (which shall not be unreasonably withheld or delayed), appoint from among Lenders a successor agent for Lenders. If no successor agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with Lenders and Borrowers, a successor agent from among Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent, and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article XI and Sections 12.1, 12.2 and 12.3 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is thirty
(30) days following a retiring Agent's notice or resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Majority Lenders appoint a successor agent as provided for above.

      Section 11.10. Collateral Matters. Lenders irrevocably authorize Agent, at its option and in its discretion, to release any Lien granted to or held by Agent under any Loan Document (i) upon termination of the Combined Commitments and payment in full of all Advances, Letter of Credit Liabilities and all other obligations of Borrowers hereunder and the expiration of termination of all Letters of Credit; (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder; or (iii) subject to Section 12.7, if approved, authorized or ratified in writing by the Majority Lenders. Upon request by Agent at any time, Lenders will confirm in writing Agent's authority to release, or subordinate its interest in, particular types or items of collateral pursuant to this Section 11.10.

      Section 11.11. Tax Treaty. Each Lender that is organized under the laws of a country other than the United States of America agrees (a) on or before the date the first Advance is made, to complete and deliver to Borrowers Internal Revenue Service Form 4224, and (b) to complete and deliver to Borrowers from time to time, provided such Lender is eligible to do so, any successor or additional forms required in order to secure an exemption from, or reduction in the rate of, income tax withholding imposed by the United States of America. Each Lender shall amend or supplement any such form as required and permitted by applicable law to insure that it is in full force and effect, accurate and complete at all times.

                                  ARTICLE XII.

                                 Miscellaneous

      Section 12.1. Expenses. Borrowers hereby agree to pay Agent and Lenders, as applicable, on demand (a) all reasonable costs and expenses incurred by Agent in connection with the preparation, negotiation, and execution of this Agreement and the other Loan Documents and any and all amendments, modifications, renewals, extensions, and supplements thereof and thereto, including, without limitation, the fees and expenses of Agent's legal counsel, (b) all reasonable costs and expenses incurred by Agent and each Lender in connection with the enforcement of this Agreement or any other Loan Document, including, without limitation, the fees and expenses of each such Person's legal counsel, and (c) all other reasonable costs and expenses incurred by Agent in connection with this Agreement or any other Loan Document, including, without limitation, all costs, expenses, taxes, assessments, filing fees, and other charges levied by any governmental authority or otherwise payable in respect of this Agreement or any other Loan Document or in obtaining any insurance policy, audit or appraisal in respect of the Collateral.

      SECTION 12.2. INDEMNIFICATION. EACH BORROWER HEREBY INDEMNIFIES AGENT,ISSUING BANK AND EACH LENDER AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS, AND AGENTS FROM, AND HOLDS EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING ATTORNEYS'
FEES) (COLLECTIVELY, "CLAIMS") TO WHICH ANY OF THEM MAY BECOME SUBJECT WHICH DIRECTLY OR INDIRECTLY ARISE FROM OR RELATE TO (A)THE NEGOTIATION, EXECUTION, DELIVERY,PERFORMANCE, ADMINISTRATION, OR ENFORCEMENT OF ANY OF THE LOAN DOCUMENTS, (B) ANY OF THE TRANSACTIONS CONTEMPLATED BY THE LOANDOCUMENTS, (C) ANY BREACH BY ANY BORROWER OF ANY REPRESENTATION, WARRANTY,COVENANT,OR OTHER AGREEMENT CONTAINED IN ANY OF THE LOANDOCUMENTS, (D) THE PRESENCE, RELEASE, THREATENED RELEASE, DISPOSAL, REMOVAL, OR CLEANUP OF ANY HAZARDOUS SUBSTANCE LOCATED ON, ABOUT, WITHIN, OR AFFECTING ANY OF THE PROPERTIES OR ASSETS OF ANY BORROWER OR ANY SUBSIDIARY, (E) ANY ACT OR OMISSION OF AGENT OR ANY

LENDER BASED UPON ANY FAX OR ELECTRONIC TRANSMISSION, OR (F) ANY MATTER RELATED TO ANY LETTER OF CREDIT, INCLUDING, WITH RESPECT TO ALL OF THE ABOVE, ANY CLAIM WHICH ARISES AS A RESULT OF THE NEGLIGENCE OF AGENT OR ANY LENDER; PROVIDED, HOWEVER, THAT BORROWERS' INDEMNIFICATION OBLIGATIONS UNDER THIS SECTION 12.2 SHALL NOT APPLY TO THE EXTENT THAT THE CLAIMS ARISE AS A RESULT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY INDEMNIFIED PERSON.

      Section 12.3. Limitation of Liability. Neither Agent, Issuing Bank, any Lender nor any affiliate, officer, director, employee, attorney, or agent of such Person shall have any liability with respect to, and each Borrower, for itself and on behalf of its Affiliates, hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by any Borrower or any of its Affiliates in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreementor any of the other Loan Documents. Each Borrower, for itself and on behalf of its Affiliates, hereby waives, releases, and agrees not to sue Agent, Issuing Bank, any Lender or any of such Person's affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to,this Agreementor any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents.

      Section 12.4. No Waiver; Cumulative Remedies. No failure on the part of Agent, Issuing Bank, or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in this Agreement and the other Loan Documents are cumulative and not exclusive of any rights and remedies provided by law.

      Section 12.5. Successors and Assigns. This Agreement is binding upon and shall inure to the benefit of Agent, Issuing Bank, each Lender and each Borrower and their respective successors and assigns, except that no Borrower may assign or transfer any of its rights or obligations under this Agreement without prior written consent of Agent.

      Section 12.6. Survival. All representations and warranties made in this Agreement or any other Loan Document or in any document, statement, or certificate furnished in connection with this Agreement shall survive the execution and delivery of this Agreement and the other Loan Documents, and no investigation by Agent, Issuing Bank or any Lender or any closing shall affect the representations and warranties or the right of Agent, Issuing Bank or any Lender to rely upon them. Without prejudice to the survival of any other obligation of Borrowers hereunder, the obligations of Borrowers under Sections
12.1 and 12.2 shall survive repayment of the Notes and termination of the Commitments and the Letters of Credit.

      Section 12.7. Amendments. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or any Note shall in any event be effective unless the same shall be in writing and signed and delivered by Lenders having an aggregate Pro Rata Share of not less than the aggregate Pro Rata Share expressly designated herein with respect thereto or, in the absence of such designation as to any provision of this Agreementor any Note, by the Majority Lenders, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment, modification, waiver or consent shall change the Pro Rata Share of any Lender without the consent of such Lender. No amendment, modification, waiver or consent shall (i) increase the Combined Commitments, (ii) extend the date for payment of any principal of or interest on the Advances or any fees payable hereunder, (iii) reduce the principalamount of any Advance, the rate of interest thereon or any fees payable hereunder, (iv) release any guaranty or all or any substantial part of the collateral granted under the Loan Documents (except that Agent shall be entitled to release any Collateral to the extent the sale or disposition thereof is permitted under this Agreement as in effect on the Closing Date), or (v) reduce the aggregate Pro Rata Share required to effect an amendment, modification, waiver or consent without, in each case, the consent of all Lenders. No amendment or modification shall increase a Lender's commitment without such Lender's prior written consent. No provision of Article XII or other provision of this Agreement affecting Agent in its capacity as such shall be amended, modified or waived without the consent of Agent. No provision of this Agreement relating to the rights or duties of the Issuing Bank in its capacity as such shall be amended, modified or waived without the consent of the Issuing Bank.

      Section 12.8. Maximum Interest Rate. No provision of this Agreement or of any other Loan Documents shall require the payment or the collection of interest in excess of the maximum permitted by applicable law. If any excess of interest in such respect is hereby provided for, or shall be adjudicated to be so provided, in any other Loan Documents or otherwise in connection with this loan transaction, the provisions of this Section shall govern and prevail and neither any Borrower nor the sureties, guarantors, successors, or assigns of any Borrower shall be obligated to pay the excess amount of such interest or any other excess sum paid for the use, forbearance, or detention of sums loaned pursuant hereto. In the event Agent, Issuing Bank or any Lender ever receives, collects, or applies as interest any such sum, such amount which would be in excess of the maximum amount permitted by applicable law shall be applied as a payment and reduction of the principal of the indebtedness evidenced by the Notes; and, if the principal of the Notes has been paid in full, any remaining excess shall forthwith be paid to Borrowers. In determining whether or not the interest paid or payable exceeds the Maximum Rate, Borrowers and Agent, Issuing Bank and Lenders shall, to the extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and
      (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the indebtedness evidenced by the Notes so that interest for the entire term does not exceed the Maximum Rate.

      Section 12.9. Notices. All notices and other communications provided for in this Agreement and the other Loan Documents shall be in writing and may be telecopied (faxed), mailed by certified mail return receipt requested, or delivered to the intended recipient at the addresses specified on the signature pages hereof or at such other address as shall be designated by any such party in a notice to the other parties given in accordance with this Section. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopy (fax), subject to confirmation of receipt, when personally delivered or, in the case of a mailed notice, when duly deposited in the mails, in each case given or addressed as aforesaid; provided, however, that notices to Agent pursuant to Article II shall not be effective until received by Agent.

      Section 12.10. Applicable Law; Venue; Service of Process. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas and the applicable laws of the United States of America. This Agreement has been entered into in Harris County, Texas and it shall be performable for all purposes in Harris County, Texas. Except as provided in the Arbitration Agreement, any action or proceeding against any Borrower under or in connection with any of the Loan Documents may be brought in any state or federal court in Harris County, Texas, and each Borrower hereby irrevocably submits to the nonexclusive jurisdiction of such courts and waives any objection it may now or hereafter have as to the venue of any such action or proceeding brought in any such court or that any such court is an inconvenient forum. Each Borrower agrees that service of process upon it may be made by certified or registered mail, return receipt requested, at its office specified in this Agreement. Nothing herein or in any of the other Loan Documents shall affect the right of Lender to serve process in any other manner permitted by law or shall limit the right of Lender to bring any action or proceeding against any Borrower or with respect to any of its property in courts in other jurisdictions. Any action or proceeding by any Borrower against Agent or any Lender shall be brought only in a court located in Harris County, Texas.

      Section 12.11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      Section 12.12. Severability. Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision held to be invalid or illegal.

      Section 12.13. Headings. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

      Section 12.14. Non-Application of Chapter 346 of Texas Finance Code. The provisions of Chapter 346 of the Texas Finance Code are specifically declared by the parties hereto not to be applicable to this Agreement or any of the other Loan Documents or to the transactions contemplated hereby.

      Section 12.15. Assignments. Any Lender may, with the prior written consents of Issuing Bank and Agent and (which consents shall not be unreasonably delayed or withheld and, in any event, shall not be required for an assignment by any Lender to one of its Affiliates), at any time assign and delegate to an Eligible Assignee all or any fraction of such Lender's Advances and Commitment in a minimum aggregate amount equal to the lesser of the amount of the assigning Lender's Pro Rata Share of the Combined Commitments and $5,000,000.00; provided that Borrowers and Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned and delegated to an Eligible Assignee until the date when all of the following conditions shall have been met:

            (a) the assigning Lender and the Eligible Assignee shall have executed and delivered to Borrowers and Agent an Assignment and Acceptance, together with any documents required to be delivered thereunder, which Assignment and Acceptance shall have been accepted by Agent;

            (b) except in the case of an assignment by a Lender to one of its Affiliates, the assigning Lender or the Eligible Assignee shall have paid Agent a processing fee of $3,500; and

            (c) five Business Days (or such lesser period of time as the Agent and the assigning Lender shall agree) shall have passed after written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Eligible Assignee, shall have been given to Borrowers and Agent by such assigning Lender and the Eligible Assignee.

From and after the date on which the conditions described above have been met,
(x) such Eligible Assignee shall be deemed automatically to have become a party hereto and, to the extent that rights and obligations hereunder have been assigned and delegated to such Eligible Assignee pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender hereunder and (y) the assigning Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it pursuant to such Assignment and Acceptance, shall be released from its obligations hereunder. Within five Business Days after effectiveness of any assignment and delegation, Borrowers shall execute and deliver to Agent (for delivery to the Eligible Assignee and the assigning Lender, as applicable) a new Note in the principal amountof the Eligible Assignee's Pro Rata Share of the Combined Commitments and, if the assigning Lender has retained a Commitment hereunder, a replacement Note in the principal amount of the Pro Rata Share of the Combined Commitments retained by the assigning Lender (such Note to be in exchange for, but not in payment of, the portion of the predecessor Note not being assigned). Accrued interest and accrued fees shall be paid at the same time or times provided in the predecessor Note and in this Agreement. Any attempted assignment and delegation not made in accordance with this Section 12.15 shall be null and void.

      Notwithstanding the foregoing provisions of this Section 12.15 or any other provision of this Agreement, any Lender may at any time assign all or any portion of its Commitments and its Note to a Federal Reserve Bank (but no such assignment shall release any Lender from any of its obligations hereunder).

      SECTION 12.16. WAIVER OF TRIAL BY JURY. TO THE FULLEST EXTENT PERMITTED, BY APPLICABLE LAW, EACH BORROWER, AGENT AND EACH LENDER HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG BORROWERS AND AGENT OR ANY LENDER ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENTS OR ANY RELATIONSHIP BETWEEN BORROWER AND AGENT OR ANY LENDER. THIS PROVISION IS A MATERIAL INDUCEMENT TO LENDERS TO PROVIDE THE FINANCING DESCRIBED IN THIS AGREEMENT.

      SECTION 12.17. ENTIRE AGREEMENT. THIS AGREEMENT, THE NOTES, AND THE OTHER LOAN DOCUMENTS REFERRED TO HEREIN EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                                    BORROWERS:

                                    HORIZON OFFSHORE CONTRACTORS, INC.


                                    By:_______________________________________
                                          David W. Sharp
                                          Executive Vice President

                                    Address for Notices:
                                    2500 CityWest Boulevard, Suite 2200
                                    Houston, Texas 77042
                                    Fax No.: 713-361-2694


                                    HORIZEN, L.L.C.

                                    By:_______________________________________
                                          R. Clay Etheridge
                                          President

                                    Address for Notices:
                                    2500 CityWest Boulevard, Suite 2200
                                    Houston, Texas 77042
                                    Fax No.: 713-361-2694


                                    HORIZON SUBSEA SERVICES, INC.

                                    By:_______________________________________
                                          David W. Sharp
                                          Executive Vice President

                                    Address for Notices:
                                    2500 CityWest Boulevard, Suite 2200
                                    Houston, Texas 77042
                                    Fax No.: 713-361-2694

                                     HORIZON VESSELS, INC.

                                     By:______________________________________
                                           David W. Sharp
                                           Executive Vice President

                                     Address for Notices:
                                     2500 CityWest Boulevard, Suite 2200
                                     Houston, Texas 77042
                                     Fax No.: 713-361-2694


                                     AGENT:

                                     SOUTHWEST BANK OF TEXAS, N.A., as Agent

                                     By:______________________________________
                                            Valerie Gibbs
                                            Senior Vice President

                                     Address for Notices:
                                     Five Post Oak Park
                                     4400 Post Oak Parkway
                                     Houston, Texas 77027
                                     Fax No.: 713-232-5925

                                    LENDERS:

Commitment: $5,625,000.00           SOUTHWEST BANK OF TEXAS, N.A.

                                    By:______________________________________
                                          Valerie Gibbs
                                          Senior Vice President

                                    Address for Notices:
                                    Five Post Oak Park
                                    4400 Post Oak Parkway
                                    Houston, Texas 77027
                                    Fax No.: 713-232-5925


Commitment: $3,750,000.00           DRESDNER BANK LATEINAMERIKA AG

                                    By: _____________________________________
                                    Name: ___________________________________
                                    Title: __________________________________

                                    By: _____________________________________
                                    Name: ___________________________________
                                    Title: __________________________________

                                    Address for Notices:
                                    801 Brickell Avenue
                                    Miami, Florida 33131
                                    Fax No.: 305-810-4048

Commitment: $3,750,000.00           BANK OF SCOTLAND

                                    By: _____________________________________
                                    Name: ___________________________________
                                    Title: __________________________________


                                    Address for Notices:
                                    565 5 th Avenue
                                    New York, New York 10017
                                    Fax No.: 212-557-9460



Commitment: $1,875,000.00           HIBERNIA NATIONAL BANK

                                    By: _____________________________________
                                    Name: ___________________________________
                                    Title: __________________________________


                                    Address for Notices:
                                    313 Carondelet, 10 th Floor
                                    New Orleans, Louisiana 70130
                                    Fax No.: 504-533-5434

                                LIST OF SCHEDULES

          Schedule                                              Item
         ----------                                         -------------

            6.5                                              Litigation

            6.14                                             Subsidiaries

                                  Schedule 6.5

                                   Litigation

1. Horizon Offshore Contractors, Inc. vs. SAIBOS CML - further described in letter dated March 13, 2001 from William B. Gibbens, General Counsel of Parent to Ann C. Jacobs, counsel to Agent.

2. George Beasley, Jr. vs. Horizon Offshore Contractors, Inc. - G-01-318, Southern District of Texas, Galveston Division.

                                 Schedule 6.14

[[Company - Update?????]]


                                  Subsidiaries


     Subsidiary                                                   Jurisdiction of Organization
     ----------                                                   ----------------------------

     Horizon Offshore Contractors, Ltd.                            Cayman

     Horizon Group L.D.C.                                          Cayman

     Horizon Offshore Nigeria Ltd.                                 Nigeria

     HOC Offshore, S. de R.L. de C.V.                              Mexico

     Tiburon Ingenieria y Construccion, S. de.R.L. de C.V.         Mexico

     Progressive Pipeline Contractors, Inc.                        Delaware - in process of formation

     Affiliated Marine Contractors, Inc.                           Delaware - in process of formation

     Texas Offshore contractors Corp.                              Delaware - in process of formation


                                LIST OF EXHIBITS

[[I have not revised this yet]]

          Exhibit                    Document

          A                          Form of Note

          B                          Security Agreement-Parent

          C                          Security Agreement-Contractors

          D                          Security Agreement-Subsea

          E                          Security Agreement-Vessels

          F                          Security Agreement-LLC

          G                          Security Agreement-ECH-Pemex

          H                          Security Agreement-ECH-All Assets and
                                     Deposit Accounts

          I                          Security Agreement-ECH-All Assets and
                                     Deposit Accounts-Mexico

          J                          Security Agreement-Equity

          K                          Guaranty Agreement-Parent

          L                          Guaranty Agreement-Contractors

          M                          Guaranty Agreement-Subsea

          N                          Guaranty Agreement-Vessels

          O                          Guaranty Agreement-LLC

          P                          Guaranty Agreement-ECH

          Q                          Guaranty Agreement-ECH-Pemex

          R                          Guaranty Agreement-Horizon Cayman

          S                          Borrower Agreement

          T                          Advance Request Form

          U                          Borrowing Base Certificate

          V                          No Default Certificate

          W                          Assignment and Acceptance

          X                          Intercreditor Agreement

                                   Exhibit "A"

                                  Form of Note

                                   Exhibit "B"

                           Security Agreement-Parent

                                   Exhibit "C"

                         Security Agreement-Contractors

                                   Exhibit "D"

                           Security Agreement-Subsea

                                   Exhibit "E"

                           Security Agreement-Vessels

                                   Exhibit "F"

                             Security Agreement-LLC

                                   Exhibit "G"

                          Security Agreement-ECH-Pemex

                                   Exhibit "H"

             Security Agreement-ECH-All Assets and Deposit Accounts

                                   Exhibit "I"

         Security Agreement-ECH-All Assets and Deposit Accounts-Mexico

                                   Exhibit "J"

                           Security Agreement-Equity

                                   Exhibit "K"

                           Guaranty Agreement-Parent

                                   Exhibit "L"

                         Guaranty Agreement-Contractors

                                   Exhibit "M"

                           Guaranty Agreement-Subsea

                                   Exhibit "N"

                           Guaranty Agreement-Vessels

                                   Exhibit "O"

                             Guaranty Agreement-LLC

                                   Exhibit "P"

                             Guaranty Agreement-ECH

                                   Exhibit "Q"

                          Guaranty Agreement-ECH-Pemex

                                   Exhibit "R"

                       Guaranty Agreement-Horizon Cayman

                                   Exhibit "S"

                               Borrower Agreement

                                   Exhibit "T"

                              Advance Request Form

                                   Exhibit "U"

                           Borrowing Base Certificate

                                   Exhibit "V"

                             No Default Certificate

                                   Exhibit "W"

                           Assignment and Acceptance

                                   Exhibit "X"

                            Intercreditor Agreement